As filed with the Securities and Exchange Commission on June 23, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-2985918
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

4343 Von Karman Avenue

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust, Inc.

4343 Von Karman Avenue

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper Rudnick Gray Cary US LLP

4700 Six Forks Road, Suite 200

Raleigh, North Carolina 27609-5244

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.01 par value per share	200,000,000 shares	$10.00	$2,000,000,000	$235,400
Common Stock, $.01 par value per share (2)	80,000,000 shares	$9.50	$760,000,000	$89,452

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)	Represents shares issuable pursuant to the registrant’s dividend reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 23, 2005

KBS REAL ESTATE INVESTMENT TRUST, INC.

Maximum Offering of 280,000,000 Shares of Common Stock

Minimum Offering of 250,000 Shares of Common Stock

KBS Real Estate Investment Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that will end December 31, 2005. We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We are offering up to 200,000,000 shares of common stock in our primary offering for $10 per share, with discounts available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

We will offer shares of common stock in our primary offering until the earlier of             , 2007 or the date we sell 200,000,000 shares. We may sell shares under the dividend reinvestment plan beyond             , 2007 until we have sold 80,000,000 shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•      No public market currently exists for our shares of common stock and we currently have no plans to list our shares on a national securities exchange or the Nasdaq National Market. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•      We are dependent on our advisor to select investments and conduct our operations. Our advisor has no operating history nor does it have any experience operating a public company. This inexperience makes our future performance difficult to predict.

•      We have no operating history nor do we currently own any real estate assets. Because we have not identified any real estate assets to acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•      Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs sponsored by affiliates of our advisor and conflicts in allocating time among us and these other programs, which conflicts may adversely influence the judgment of our advisor and its affiliates when making recommendations to us or when acting on our behalf.

•      If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

• We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public*	Selling Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.60	$0.35	$9.05
Total Minimum	$2,500,000.00	$150,000.00	$87,500.00	$2,262,500.00
Total Maximum	$2,000,000,000.00	$120,000,000.00	$70,000,000.00	$1,810,000,000.00
Dividend Reinvestment Plan
Per Share	$9.50	$0.475	$0.00	$9.025
Total Maximum	$760,000,000.00	$38,000,000.00	$0.00	$722,000,000.00

*	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the dividend reinvestment plan will initially be priced at $9.50 per share. No dealer manager fee will be charged for shares purchased pursuant to our dividend reinvestment plan. See “Plan of Distribution.” After the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose.

The dealer manager of this offering, KBS Capital Markets Group LLC, who is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $5,000. We will not sell any shares unless we raise gross offering proceeds of $2,500,000 by             , 2006, which is one year from the date of this prospectus. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent (which will be identified in a pre-effective amendment to the registration statement of which this prospectus is a part) in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,500,000 by             , 2006, we will return all funds in the escrow account (including interest), and we will stop selling shares.

KBS CAPITAL MARKETS GROUP LLC

The date of this prospectus is                     , 2005

EXPLANATORY NOTE

KBS Holdings LLC, an entity indirectly owned and controlled by our sponsors, has entered into a binding agreement to purchase all of the equity interests of MPartners Securities LLC, a broker dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. The closing of the purchase of MPartners Securities is scheduled to occur on July 30, 2005 or such other time as the parties may agree. Upon the closing, KBS Holdings intends to change the name of MPartners Securities to KBS Capital Markets Group LLC. This registration statement, which will not become effective until after the closing of the purchase of MPartners Securities, assumes that KBS Holdings has completed the acquisition of MPartners Securities and the name of MPartners Securities has been changed to KBS Capital Markets Group.

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SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states must meet the special suitability standards set forth below to purchase our shares.

Iowa, Kansas, Massachusetts, Michigan, Missouri and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine - Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

Iowa, Kansas, Missouri, Ohio and Pennsylvania - In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution – Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price	20
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends	20
We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment	21
Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative	21
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire	22
Neither we nor our advisor have a prior operating history and our advisor does not have any experience operating a public company, which makes our future performance difficult to predict	22
Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment	22
KBS Capital Markets Group is a newly formed entity with no operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative	23
If we pay distributions from sources other than our cash flow operations, we will have less funds available for the acquisition of properties and your overall return may be reduced	23
Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment	23
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses	24
Risks Related to Conflicts of Interest	24
KBS Capital Advisors and its affiliates, including all of our executive officers and some of directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders	24
KBS Capital Advisors will face conflicts of interest relating to the purchase and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce your overall investment return	25
KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense	25

KBS Capital Advisors, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer	26
All of our executive officers and some of our directors face conflicts of interest related to the positions they hold with KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you	26
Risks Related to This Offering and Our Corporate Structure	26
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders	26
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders	27
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business	27
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder	28
Even if adopted, you may not be able to sell your shares under the proposed share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares	28
The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay	29
Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder	29
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment	29
Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares	30
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline	30
You may be more likely to sustain a loss on your investment because our promoters do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company	30
General Risks Related to Real Estate Investments	31
Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results	31

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We will depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of our tenants	31
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment	32
Our inability to sell a property when we want could limit our ability to pay cash distributions to you	32
If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders	32
Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income	32
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment	33
If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment	33
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates	33
Delays in liquidating defaulted mortgage loans could reduce our investment returns.	34
Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return	34
The costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to you	34
Discovery of previously undetected environmentally hazardous conditions may decrease our cash flows and limit our ability to make distributions	35
Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions	35
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment	35
Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return	36
Risks Associated with Debt Financing	36
We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure	36
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make	37
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	37

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders	37
We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment	38
Federal Income Tax Risks	38
Failure to qualify as a REIT would reduce our net earnings available for investment or distribution	38
You may have current tax liability on distributions you elect to reinvest in our common stock	38
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you	39
To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment	39
To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return	39
Retirement Plan Risks	40
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties	40
Cautionary Note Regarding Forward-Looking Statements	41
Estimated Use of Proceeds	41
Management	45
Board of Directors	45
Committees of the Board of Directors	46
Executive Officers and Directors	47
Compensation of Directors	50
Employee and Independent Director Incentive Stock Plan	50
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	51
The Advisor	52
The Advisory Agreement	52
Initial Investment by Our Advisor	53
Affiliated Companies	54
Management Decisions	54
Management Compensation	55
Stock Ownership	59
Conflicts of Interest	59
Our Affiliates’ Interests in Other KBS Real Estate Programs	59
Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates	61
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	61
Affiliated Dealer Manager	62
Certain Conflict Resolution Procedures	62
Investment Objectives and Criteria	66
General	66

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

What is KBS Real Estate Investment Trust, Inc.?

KBS Real Estate Investment Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that will end December 31, 2005. We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We may also invest in entities that make similar investments, mortgage loans and other real estate-related investments.

We were incorporated in the State of Maryland on June 13, 2005, and we currently do not own any real estate assets. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our external advisor, KBS Capital Advisors, will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

Our office is located at 4343 Von Karman Avenue, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 250-6055.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real properties;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with attractive and stable cash dividends; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing property sales to maximize asset value. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 20, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	No public market currently exists for our shares of common stock and we currently have no plans to list our shares on a national securities exchange or the Nasdaq National Market. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history nor do we currently own any real estate assets. Because we have not identified any real estate assets to acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

•	We are dependent on our advisor to select investments and conduct our operations. Our advisor has no operating history nor does it have any experience operating a public company. This inexperience makes our future performance difficult to predict.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs sponsored by affiliates of our advisor and conflicts in allocating time among us and these other programs. These conflicts may adversely influence the judgment of our advisor and its affiliates when making recommendations to us or when acting on our behalf.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members of our board of directors, three of which are independent of KBS Capital Advisors and its affiliates. Our charter, which requires that a majority of our directors be independent of KBS Capital Advisors, creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of KBS Capital Advisors and must approve other matters set forth in our charter. See “Conflicts of Interest – Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders.

What is the experience of your executive officers and directors?

Our management team has extensive experience investing in and managing real estate. Below is a short description of the background of each of our executive officers and directors. See the “Management – Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our executive officers and directors.

Name	Title	Experience
Peter M. Bren	President	Mr. Bren has been involved exclusively in real estate development, management, acquisition, disposition and financing for 38 years as the Chairman & President of KBS Realty Advisors LLC and its affiliates; the President of The Bren Company; a former Senior Partner of Lincoln Property Company; and President of Lincoln Property Company, Europe.

Name	Title	Experience
Charles J. Schreiber, Jr.	Chief Executive Officer and Director	Mr. Schreiber has been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years and serves as Chief Executive Officer of KBS Realty Advisors LLC. Prior to forming an affiliate of KBS Realty Advisors in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/ Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/ Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Peter McMillan III	Executive Vice President, Treasurer, Secretary and Director	Mr. McMillan is co-founder and Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of AIG/SunAmerica Investments Inc. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company. Mr. McMillan is a director of Steinway Musical Instruments, Inc.

Keith D. Hall	Executive Vice President	Mr. Hall is co-founder of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities. Mr. Hall spent the 1980’s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office.

Name	Title	Experience
Stacie K. Yamane	Chief Financial Officer and Controller	Ms. Yamane serves as Senior Vice President/ Controller, Portfolio Operations for KBS Realty Advisors LLC. Prior to joining KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company. Her experience at KBS Realty Advisors and Kenneth Leventhal & Company give her 15 years of real estate experience. Ms. Yamane is a certified public accountant.

Hank Adler	Director*	Mr. Adler is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Mr. Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler currently serves on the board of directors of Corinthian Colleges, Inc. and Hoag Hospital Memorial Presbyterian.

Barbara R. Cambon	Director*	Ms. Cambon is a Managing Member of Snowcreek Management LLC. She has been in the real estate investment business for 24 years, principally working with large institutional capital sources and investment programs. Previously, she served as Principal and Chief Operating Officer of Los Angeles-based Colony Capital, LLC and was the President and Founder of Institutional Property Consultants, Inc. Ms. Cambon serves on the Board of Directors of BioMed Realty Trust, Inc., and the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board.

Name	Title	Experience
Stuart A. Gabriel, Ph.D.	Director*	Professor Gabriel is Director and Lusk Chair in Real Estate at the Lusk Center for Real Estate and serves as Professor of Finance and Business Economics in the Marshall School of Business of the University of Southern California. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics and serves as a consultant to numerous corporate and governmental entities.

*	Denotes independent director

Who is your advisor and what will the advisor do?

KBS Capital Advisors LLC is our advisor. KBS Capital Advisors is a recently organized limited liability company that was formed in the State of Delaware on October 18, 2004. The officers and key employees of KBS Capital Advisors have extensive experience in real estate. Peter M. Bren and Charles J. Schreiber, Jr., two of our executive officers, are also executive officers of KBS Capital Advisors. Messrs. Bren and Schreiber, who each average over 30 years of real estate experience, work together at KBS Capital Advisors with their team of real estate professionals. The senior real estate professionals employed by our advisor average over 20 years of direct real estate experience. These senior real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management.

As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate assets. Peter M. Bren, Charles J. Schreiber, Jr. and their team of real estate professionals, acting through KBS Capital Advisors, will make most of the decisions regarding the selection of real estate investments to be recommended to our board of directors and the negotiation for these investments. KBS Capital Advisors will then make recommendations on all investments to our board of directors and the independent directors that constitute our conflicts committee will have the right to approve or reject all proposed investments. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

What is the prior experience of your advisor?

Our advisor, KBS Capital Advisors has no prior operating history; however, during the 10-year period ending December 31, 2004, affiliates of our advisor have served as the general partner or investment adviser to 17 private real estate funds through KBS Realty Advisors and its affiliates, which entities are indirectly owned and controlled by Messrs. Bren and Schreiber. As of December 31, 2004, private real estate funds affiliated with Peter M. Bren and Charles J. Schreiber, Jr., two of the executive officers of our advisor, had invested approximately $4.9 billion in 484 real estate assets. Neither Mr. Bren nor Mr. Schreiber, nor any of our other affiliates, have previously sponsored or organized a publicly offered REIT. However, through one of the private real estate funds, an affiliate of our advisor formed, managed and liquidated a private REIT that owned 10 retail centers. The “Prior Performance Summary” section of this prospectus contains a discussion of the KBS programs sponsored to date, all of which had investment objectives similar to ours. We also provide certain statistical data relating to these KBS programs in the “Prior Performance Tables” included in this prospectus.

How will KBS Capital Advisors select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. KBS Capital Advisors will generally seek to acquire a diverse portfolio of commercial properties consisting principally of office, industrial and retail properties located in large metropolitan areas in the United States. Our advisor intends to diversify our portfolio by geographic region, property type, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that will provide attractive and stable returns to our investors. We expect to allocate approximately 70% of our portfolio to core investments, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover. We will seek to invest approximately 30% of our assets in enhanced-return properties, which are higher-yield and higher-risk investments that our advisor will actively manage and seek to reposition. Examples of enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers and built-to-suit properties.

Though these are the diversification guidelines within which our advisor will work, we believe that we are most likely to meet our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. In other words, we will not forgo a good investment opportunity because it does not precisely meet one of our diversification guidelines, but we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

May you invest in anything other than real property?

While we expect to invest principally in real properties, we may also invest in mortgage loans. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership. In order to diversify our portfolio or in response to changes in the real estate market, we may also invest in other property types (such as mixed-use properties) and other types of real estate-related investments, including mezzanine debt, mortgage-backed securities and other similar structured investments.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Limited Partnership, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings LLC, is the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

What conflicts of interest will your advisor face?

KBS Capital Advisors and its affiliates will experience conflicts of interest in connection with the management of our business. Messrs. Bren, McMillan, Hall and Schreiber, four of our executive officers, indirectly own and control KBS Capital Advisors. In addition, Messrs. Bren and Schreiber and several of the other employees of KBS Capital Advisors are also the key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs. Some of the material conflicts that KBS Capital Advisors and its affiliates will face include the following:

•	Messrs. Bren and Schreiber, together with the other real estate professionals employed by KBS Capital Advisors and KBS Realty Advisors and its affiliates, must determine which investment opportunities to recommend to us or another KBS program or joint venture;

•	KBS Capital Advisors and its affiliates may structure the terms of joint ventures between us and other KBS-sponsored programs;

•	KBS Capital Advisors and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	KBS Capital Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	KBS Capital Advisors and its affiliates, including our dealer manager, KBS Capital Markets Group, will receive fees in connection with our public offerings of equity securities.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various entities that are affiliated with KBS Capital Advisors:

*	KBS Holdings LLC is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall. Messrs. Bren and Schreiber also indirectly manage KBS Capital Advisors.

What are the fees that you will pay to the advisor and its affiliates in connection with this offering?

KBS Capital Advisors and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions may vary for different categories of purchasers as set forth in the “Plan of Distribution” section of this prospectus. This table assumes that we sell all shares at the highest possible selling commissions (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No dealer manager fee is payable on shares sold through our dividend reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)
	Offering Stage
Selling Commissions	6.0% of gross offering proceeds in primary offering and 5.0% of gross proceeds from sales under dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers	$158,000,000

Dealer Manager Fee	3.5% of gross offering proceeds; dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer; no dealer manager fee is payable on shares sold under our dividend reinvestment plan	$70,000,000

Other Organization and Offering Expenses	Up to 5.5% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will be $22,400,000. To the extent selling commissions, the dealer manager fee and all other organization and offering expenses exceed 15% of gross offering proceeds, our Advisor will pay the excess amount. Among the organization and offering expenses we expect to incur are the costs of reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers (limited to 0.5% of our gross offering proceeds)	$22,400,000

	Acquisition and Development Stage

Acquisition Fees	0.75% of the cost of investments acquired by us, including any debt attributable to such investments	$13,321,340

	Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own, including any debt attributable to such investments, plus the cost of investments in joint ventures	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at the present time.

Operating Expenses	Reimbursement of our advisor’s cost of providing administrative services	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)
Liquidation/Listing Stage

Real Estate Commissions	For substantial assistance in connection with the sale of properties, we will pay KBS Capital Advisors or its affiliates 1% of the net sale proceeds of each property sold; provided, however, in no event may the real estate commissions paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6% of the contract sales price	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on a national exchange)	15.0% of remaining net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	15.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded return to investors	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

How many real estate properties do you currently own?

We currently do not own any properties. We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We may also invest in entities that make similar investments as well as mortgage loans, mezzanine debt, mortgage-backed securities and other structured finance investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As specific property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We may also want to acquire properties through a joint venture in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments.

What steps will you take to make sure you purchase environmentally compliant properties?

We will obtain a Phase I environmental assessment of each property purchased and, in our discretion, may obtain additional environmental assessments. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive dividends and how often?

We intend to begin making distributions to our stockholders as soon as we have sufficient cash flow from our operations and we expect to pay dividends on a monthly basis. To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. However, our charter does not require that we make distributions to our stockholders and we have not established a minimum distribution level.

How will you calculate the payment of dividends to stockholders?

We intend to authorize, declare and pay dividends on a monthly basis. In order that investors may generally begin earning dividends immediately upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a dividend. For more information regarding dividends, see “Description of Shares – Dividends.”

May I reinvest my dividends in shares of KBS Real Estate Investment Trust?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. If we pay selling commissions in connection with the sale of shares to you in our primary offering, we will pay a 5% selling commission on any dividends that you reinvest under our dividend reinvestment plan. Whether we pay a selling commission will not affect the purchase price you pay under the dividend reinvestment plan, but it will affect the net proceeds to us from the sale. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days prior written notice to you. For more information regarding the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

Will the dividends I receive be taxable as ordinary income?

Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash dividends to pay such liability.

We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. Depending primarily upon the number of shares we sell in this offering and assuming a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.4% to 90.4% of our gross offering proceeds, or between $8.44 and $8.92 per share, for investments and the repurchase of shares of our common stock under our proposed share redemption program. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

What kind of offering is this?

We are offering up to 280,000,000 shares of common stock on a “best efforts” basis. We are offering 200,000,000 of these shares in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We are offering up to 80,000,000 of these shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering have no firm commitment or obligation to purchase any of the shares but must use their best efforts to sell the shares. Therefore, we may not sell all or any of the shares that we are offering.

How long will this offering last?

This offering will not last beyond                     , 2007, except that we may continue to offer shares under our dividend reinvestment plan beyond that date until we have sold 80,000,000 shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000 or (2) a net worth of at least $150,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. See the discussion under “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to transfer your shares to prospective stockholders unless (i) they meet the suitability standards regarding income or net worth, which are described above and at “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below and at “Plan of Distribution – Minimum Purchase Requirements.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

Is there any minimum investment required?

Yes. We require a minimum investment of $5,000. After you have satisfied the minimum investment requirement, any additional purchase must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Until we have raised the minimum offering amount of $2,500,000 in gross offering proceeds, all subscription payments will be placed in an account held by our escrow agent for our subscribers’ benefit, pending release to us.

What happens if you don’t raise at least $2,500,000 in gross offering proceeds?

We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds. Purchases of shares in this offering by our advisor or its affiliates will count toward satisfaction of the minimum offering amount, although no such purchases are contemplated at this time. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. If we do not raise $2,500,000 in gross offering proceeds by                    , 2006 we will terminate this offering and return all subscribers’ funds, plus interest, except as noted below regarding procedures for Pennsylvania investors. Funds in escrow will be invested in short-term investments that mature on or before                      or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $66.7 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $66.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. See “Description of Shares – Restriction on Ownership of Shares.”

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our proposed share redemption program, although we would not adopt the program during this primary offering or any subsequent primary offering unless the SEC granted us exemptive relief from restrictions on issuer repurchases during a distribution. Under the proposed share redemption program, we would initially redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us. Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. (The terms of our proposed redemption program would be more generous upon the death of a stockholder.)

The share redemption program would also contain numerous restrictions on your ability to sell your shares to us. Our share redemption program would limit the number of shares we could redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. In addition, during any calendar year, we would redeem no more than 5% of the weighted average number of shares outstanding during the prior calendar year. We would also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Even if we adopted the program, we could later amend, suspend or terminate the program upon 30 days notice. See “Description of Shares – Proposed Share Redemption Program.”

When will the company seek to list its shares of common stock?

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by                     2012, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed monthly dividend reports;

•	an annual report;

•	supplements to the prospectus, delivered quarterly; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile; or

•	electronic delivery.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Real Estate Investment Trust, Inc.

Attn: Investor Relations

4343 Von Karman Avenue

Newport Beach, California 92660

Telephone: (949) 417-6500

Fax: (949) 250-6055

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange or the Nasdaq National Market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Moreover, even if our board approves the proposed share redemption program, we will delay adoption of the program until the earlier of (i) the completion of this primary offering, which may last until                     , 2007 or (ii) our receipt of SEC exemptive relief from the rules restricting issuer purchases during distributions, which relief we may not be able to obtain. Even when one of these conditions is satisfied, our board of directors could choose not to adopt the proposed share redemption program or amend its terms without stockholder approval. Our board would also be free to amend or terminate the program upon 30 days notice after its adoption. Further, as proposed, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Proposed Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. The current market for properties meeting our investment objectives is highly competitive as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. Except for investments that may be described in one or more supplements to this prospectus, you will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of KBS Capital Advisors, the property managers KBS Capital Advisors selects and the oversight of our board of directors. We cannot assure you that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends and we may not be able to meet our investment objectives.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon the executive officers and other real estate professionals employed by our advisor, including Peter M. Bren and Charles J. Schreiber, Jr., to identify suitable investments. Other KBS-sponsored programs, especially those that are currently raising offering proceeds, also rely upon these persons, as the executive officers and key employees of their advisor, for investment opportunities. To the extent that Messrs. Bren and Schreiber and the other real estate professionals employed by our advisor face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering and the continuing high demand for the types of properties we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay dividends to our stockholders and lower their overall returns. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. You should expect to wait at least several months after the closing of a property acquisition before receiving cash dividends attributable to that property.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may make, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of interests in real estate. However, because you will be unable to evaluate the economic merit of real estate projects before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment properties. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, which means the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number, type and geographic locations of the investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. For example, if we only raise the minimum amount of $2,500,000, we will most likely make our investments through one or more joint ventures and may only be able to make one investment. If we only make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Neither we nor our advisor have a prior operating history and our advisor does not have any experience operating a public company, which makes our future performance difficult to predict.

We are a recently formed company, as is our advisor. Neither of us has an operating history. We were incorporated in the State of Maryland on June 13, 2005 and, as of the date of this prospectus, we have not made any investments in real estate or otherwise. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor. We are the first publicly offered investment program sponsored by the affiliates of our advisor. Because the previous KBS-sponsored programs were conducted through privately held entities, they were subject to neither the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us. Finally, our executive officers and directors have limited experience managing public companies. For all of these reasons, you should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other KBS-sponsored programs. Our lack of an operating history and differences from other KBS-sponsored programs significantly increase the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on KBS Capital Advisors to manage our operations and our portfolio of real estate assets. Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of

KBS Capital Advisors or our relationship with KBS Capital Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

KBS Capital Markets Group is a newly formed entity with no operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group is a recently formed company with no prior operating history. This offering will be the first offering conducted by our dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of KBS Capital Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. If KBS Capital Markets Group is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we pay distributions from sources other than our cash flow operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to pay dividends from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall each of whom would be difficult to replace. We do not have employment agreements with Messrs. Bren, McMillan, Hall or Schreiber, and such persons may not remain affiliated with us. If any of our key personnel were to cease their affiliation with us, we may be unable to find suitable replacement personnel and our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Risks Related to Conflicts of Interest

KBS Capital Advisors and its affiliates, including all of our executive officers and some of directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

KBS Capital Advisors and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors, some of whom also serve as our executive officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition and asset-management fees;

•	property sales, which entitle KBS Capital Advisors to real estate commissions and possible success-based sale fees;

•	property acquisitions from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle KBS Capital Advisors to acquisition fees and asset-management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle KBS Capital Advisors to a success-based listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a success-based fee.

KBS Capital Advisors will face conflicts of interest relating to the purchase and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our advisor, specifically its executive officers and real estate professionals, including Peter M. Bren and Charles J. Schreiber, Jr., to identify suitable investment opportunities for us. Messrs. Bren and Schreiber and several of the other employees of KBS Capital Advisors are also the key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs. As such, other KBS-sponsored programs, especially those that are currently raising offering proceeds, rely on the same group of real estate professionals for investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other KBS programs. When these real estate professionals direct an investment opportunity to any KBS-sponsored program, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates that KBS Capital Advisors has not recommended to us. Thus, the executive officers and real estate professionals of KBS Capital Advisors could direct attractive investment opportunities to other entities. Such events could result in us investing in properties that provide less attractive returns, reducing the level of dividends we may be able to pay to you.

We and other KBS-sponsored programs also rely on these real estate professionals to supervise the property management and leasing of our properties. If the KBS team of real estate professionals direct creditworthy prospective tenants to another KBS-sponsored program when they could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Further, existing and future KBS-sponsored programs and Messrs. Bren and Schreiber are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate projects. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our independent directors, we may enter into joint venture agreements with other KBS-sponsored programs for the acquisition, development or improvement of properties. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs, have the same executive officers and key employees; and these persons, including Messrs. Bren and Schreiber, will face conflicts of interest in determining which KBS program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint ventures agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

KBS Capital Advisors, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.

We rely on KBS Capital Advisors and its affiliates and employees for the day-to-day operation of our business. Peter M. Bren and Charles J. Schreiber, Jr., two of our executive officers, are also executive officers of KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors of the other KBS programs. As a result of their interests in other KBS programs and the fact that they have engaged in and they will continue to engage in other business activities, Messrs. Bren and Schreiber will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS programs and activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share the same key employees. During times of intense activity in other programs and ventures, these employees may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

All of our executive officers and some of our directors face conflicts of interest related to the positions they hold with KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

All of our executive officers and some of our directors are also executive officers, managers and holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, they owe fiduciary duties to each of these entities and their members and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate and within one year of the time that we first have 100 stockholders we must have invested the net proceeds we raised from those stockholders in qualifying real estate interests or other permitted investments, as described below. If we are unable to find investments that meet our investment objectives within this one-year period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. Mortgage securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Our ownership of these types of mortgage securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Even if adopted, you may not be able to sell your shares under the proposed share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

We expect our board of directors to approve the proposed share redemption program prior to the commencement of this offering; however, even if approved, we will not adopt the proposed share redemption program until the earlier of (i) the completion of this primary offering, which may last until                     , or (ii) our receipt of SEC exemptive relief from the rules restricting issuer purchases during distributions, which relief we may not be able to obtain. Even when one of these conditions is satisfied, our board of directors could choose not to adopt the proposed share redemption program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program upon 30 days notice after its adoption.

As proposed, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. You would have to hold your shares for at least one year in order to participate in our proposed share redemption program. We would limit the number of shares redeemed pursuant to our proposed share redemption program as follows: (1) during any calendar year, we would not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares would come exclusively from the net proceeds we received from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, we would have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year. Initially, we would redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us. Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. The share redemption program would have different rules if shares were being redeemed in connection with the death of a stockholder. See “Description of Shares – Proposed Share Redemption Program” for more information about the proposed share redemption program. Even if we adopt the proposed share redemption program, these restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue share-based awards to our independent directors, employees of KBS Capital Advisors and others who provide services to us under the Employee and Independent Director Incentive Stock Plan that we intend to adopt prior to the commencement of this offering, (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares.

Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

KBS Capital Advisors and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.4% to 90.4% of our gross offering proceeds, or between $8.44 and $8.92 per share, for investments and the repurchase of shares of our common stock under our proposed share redemption program. Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange or on the Nasdaq National Market. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from other sources, such as cash flow from operations, borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our promoters do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company.

Our promoters have only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our promoters for our significant organization and offering expenses, our promoters have little exposure to losses in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our promoters do not have as much to lose from a decrease in the value of our shares as do those promoters who make more significant equity investments in their companies.

General Risks Related to Real Estate Investments

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties, loans and other permitted investments will be subject to the risks typically associated with real estate and real estate-related assets, including:

•	changes in general economic conditions;

•	adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in an area);

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

A decrease in the value of our investments would have an adverse effect on our operations and our ability to pay dividends to our stockholders.

We will depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of our tenants.

The success of our investments will materially depend upon the financial stability of the tenants leasing the properties we will own. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would lower our net income. A default by a tenant on its lease payments would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-letting the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of the properties in which we will invest may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. Because the market value of a property will depend principally upon the value of the leases associated with such property, we may incur a loss upon the sale of a property with significant vacant space. These events could cause us to reduce the amount of distributions to stockholders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases associated with that property.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame we want. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. We, however, can give you no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could reduce our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for properties and other investments, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures with other KBS-sponsored programs as well as third parties to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

The costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Several of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures.

The presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of previously undetected environmentally hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. KBS sponsored-programs have historically owned and managed properties in major metropolitan areas. We expect that we will also invest in such markets. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. The costs of obtaining terrorism insurance and any uninsured losses we may suffer as a result of terrorist attacks could reduce the returns on our investments and limit our ability to make distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit. See “Investment Objectives and Criteria – Borrowing Policies.” High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We expect DLA Piper Rudnick Gray Cary US LLP, our legal counsel, to render an opinion that we will qualify as a REIT, based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper Rudnick Gray Cary US LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent DLA Piper Rudnick Gray Cary US LLP’s legal judgment based on the law in effect as of the date of this prospectus. DLA Piper Rudnick Gray Cary US LLP’s opinion will not be binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Material Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (ii) the effect of non-deductible capital expenditures, (iii) the creation of reserves or (iv) required debt or amortization payments. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares, a mid-point range of 140,000,000 shares and the maximum of 280,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.4% to 90.4% of our gross offering proceeds, or between $8.44 and $8.92 per share, for investments and the repurchase of shares of our common stock under our proposed share redemption program. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon the acquisition of properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

	250,000 Shares		140,000,000 Shares
			Primary Offering (100,000,000 shares) ($10.00/share)		Div. Reinv. Plan (40,000,000 shares) ($9.50/share)		Total (140,000,000 shares)
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00%	1,000,000,000	100.00%	380,000,000	100.00%	1,380,000,000	100.00%
Selling Commissions	150,000	6.00%	60,000,000	6.00%	19,000,000	5.00%	79,000,000	5.72%
Dealer Manager Fee	87,500	3.50%	35,000,000	3.50%	0	0.00%	35,000,000	2.54%
Other Organization and Offering Expenses (1)	137,500	5.50%	17,250,000	1.73%	950,000	0.25%	18,200,000	1.32%
Acquisition Fees (2)	15,819	0.63%	6,608,561	0.66%	0	0.00%	6,608,561	0.48%
Initial Working Capital Reserve (3)	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Amount Available for Investment (4)	2,109,181	84.37%	881,141,439	88.11%	360,050,000	94.75%	1,241,191,439	89.94%

	280,000,000 Shares
	Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)		Total (280,000,000 shares)
	$	%	$	%	$	%
Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%	2,760,000,000	100.00%
Selling Commissions	120,000,000	6.00%	38,000,000	5.00%	158,000,000	5.72%
Dealer Manager Fee	70,000,000	3.50%	0	0.00%	70,000,000	2.54%
Other Organization and Offering Expenses (1)	20,500,000	1.03%	1,900,000	0.25%	22,400,000	0.81%
Acquisition Fees (2)	13,321,340	0.67%	0	0.00%	13,321,340	0.48%
Initial Working Capital Reserve (3)	0	0.00%	0	0.00%	0	0.00%

Amount Available for Investment (4)	1,776,178,660	88.81%	720,100,000	94.75%	2,496,278,660	90.44%

1.	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organizational and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

2.	This table excludes debt proceeds. To the extent we fund property acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. This table also assumes that we will use all net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our proposed share redemption program. To the extent we use such net proceeds to acquire real estate, our advisor would earn the related acquisition fees. Our acquisition fees equal 0.75% of the cost of investments. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 4 below.

3.	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

4.	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our proposed share redemption program rather than for investments in real estate.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee consisting solely of all of our independent directors. See “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by a committee consisting solely of all of our independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders.

Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Pursuant to our bylaws, our board of directors will establish an audit committee that consists solely of independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee will select the independent public accountants to audit our annual financial statements, will review with the independent public accountants the plans and results of the audit engagement and will consider and approve the audit and non-audit services and fees provided by the independent public accountants. The members of the audit committee will be Hank Adler, Barbara R. Cambon and Stuart Gabriel, Ph.D.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest – Certain Conflict Resolution Procedures.”

Our conflicts committee will also discharge the board’s responsibilities relating to the compensation of our executives. The conflicts committee will administer the granting of share-based awards to selected employees of KBS Capital Advisors based upon recommendations from KBS Capital Advisors and will set the terms and conditions of such share-based awards in accordance with the Employee and Independent Director Incentive Stock Plan, which we intend to adopt prior to the commencement of this offering and which we describe below. The conflicts committee will also generally have the authority to amend the Employee and Independent Director Incentive Stock Plan or create other incentive compensation and equity-based plans.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Positions
Peter M. Bren	President
Charles J. Schreiber, Jr.	Chief Executive Officer and Director
Peter McMillan III	Executive Vice President, Treasurer, Secretary and Director
Keith D. Hall	Executive Vice President
Stacie K. Yamane	Chief Financial Officer and Controller
Hank Adler	Independent Director
Barbara R. Cambon	Independent Director
Stuart A. Gabriel, Ph.D.	Independent Director

Peter M. Bren is our President. He is also the President of our advisor, KBS Capital Advisors, and, together with Charles J. Schreiber, Jr., Mr. Bren indirectly owns a controlling interest in our advisor and our dealer manager.

Mr. Bren is also Chairman of the Board and President of KBS Realty Advisors LLC. As Chairman of the Board and President, Peter Bren oversees all aspects of KBS Realty Advisors’ business activities, including the acquisition, management and disposition of assets. He is a member of KBS Realty Advisors’ Investment Committee, which evaluates and authorizes new investment opportunities for the firm. Mr. Bren is also responsible for investor relationships. Mr. Bren co-founded an affiliate of KBS Realty Advisors in 1992 with Mr. Schreiber.

Mr. Bren has been involved exclusively in real estate development, management, acquisition, disposition and financing for 38 years as the President of The Bren Company; a former Senior Partner of Lincoln Property Company; President of Lincoln Property Company, Europe; and Chairman of the Board and President of KBS Realty Advisors.

Charles J. Schreiber, Jr. is our Chief Executive Officer and one of our directors. He is also the Chief Executive Officer of our advisor and, together with Peter M. Bren, Mr. Schreiber indirectly owns a controlling interest in our advisor and our dealer manager.

Mr. Schreiber also serves as Chief Executive Officer of KBS Realty Advisors LLC, a nationally recognized real estate investment advisor that, together with its affiliates, has acquired approximately $4.9 billion in real estate investments on behalf of institutional and separate account investors. Mr. Schreiber oversees all operations including the acquisition and management of individual investments and portfolios of income-producing real estate assets. He directs all facets of the company’s business activities and is a member of the Investment Committee, which evaluates and authorizes new investment opportunities for the firm. Mr. Schreiber is also responsible for investor relationships.

Mr. Schreiber has been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Prior to forming an affiliate of KBS Realty Advisors in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/ Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/ Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/ School of Policy, Planning and Development.

Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors. He also indirectly owns an ownership interest in our advisor and our dealer manager.

Mr. McMillan is co-founder and Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of AIG/ SunAmerica Investments Inc. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. During his 11-year tenure, SunAmerica’s stock performance led the industry and its stock was one of the top performers on the New York Stock Exchange. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6 billion fixed income portfolios. Mr. McMillan received his MBA in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his BA with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc.

Keith D. Hall is our Executive Vice President. He also owns an indirect interest in our advisor and our dealer manager.

Mr. Hall is co-founder of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed income securities. Mr. Hall spent the 1980’s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high yield real estate securities. Mr. Hall received a B.A. with honors in finance from Cal State Sacramento.

Stacie K. Yamane is our Chief Financial Officer and Controller. Ms Yamane is also the Fund Controller of our advisor.

In addition, Ms. Yamane serves as Senior Vice President/ Controller, Portfolio Operations for KBS Realty Advisors LLC. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/ reporting for four real estate portfolios. These portfolios consist of industrial, office and retail properties, as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining KBS Realty Advisors in February of 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements on a GAAP, cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experience at KBS Realty Advisors and Kenneth Leventhal & Company give her 18 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University of Fullerton. She became a certified public accountant in 1990.

Hank Adler is one of our independent directors. Mr. Adler is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Mr. Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Mr. Adler currently serves on the board of directors of Corinthian Colleges, Inc. and Hoag Hospital Memorial Presbyterian, chairs the Toshiba Senior Classic charity event, a PGA Senior Tour championship event, and in the 1990’s served on the board of trustees and as President of the Irvine Unified School District.

Barbara R. Cambon is one of our independent directors. Ms. Cambon is a Managing Member of Snowcreek Management LLC, a real estate asset-management company whose business activities focus on residential development projects for institutional investors. She has been in the real estate investment business for 24 years, principally working with large institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002 she also served as Chief Operating Officer of Colony. Prior to joining Colony in 1999, Ms. Cambon was President and Founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past Director and Chairman of the Board of the Pension Real Estate Association and past Director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the Board of Directors of BioMed Realty Trust, Inc., and the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board. Ms. Cambon received an MBA from Southern Methodist University and a BS in Education from the University Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors. Professor Gabriel is Director and Lusk Chair in Real Estate at the Lusk Center for Real Estate and serves as Professor of Finance and Business Economics in the Marshall School of Business of the University of Southern California. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of Real Estate Economics, Journal of Real Estate Finance and Economics, Journal of Housing Economics, Journal of Housing Research, Housing Policy Debate, Real Estate Finance and Journal of Real Estate Research. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics. Also, he has received a number of awards at USC for outstanding graduate teaching. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. Prior to joining the USC faculty in 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $25,000. In addition, we will pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended.

•	$1,000 in cash for each teleconference meeting of the board.

•	$1,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee.

We also intend to reserve shares of common stock for future issuance to our independent directors and others who provide services to us pursuant to the Employee and Independent Director Incentive Stock Plan that we expect to adopt before commencement of this offering. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Employee and Independent Director Incentive Stock Plan

Prior to the commencement of this offering, we intend to adopt an Employee and Independent Director Incentive Stock Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because we consider them capable of improving our operations and increasing our profits;

•	encourage selected persons to accept or continue employment with our advisor; and

•	increase the interest of our officers and certain of our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

We expect the Employee and Independent Director Incentive Stock Plan to provide for the grant of awards to our full-time employees (in the event we ever have full-time employees), full-time employees of our advisor, full-time employees of entities that provide services to us, our independent directors, managers or directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares of stock, stock appreciation rights and dividend equivalent rights.

The total number of shares of common stock we expect to reserve for issuance under the proposed Employee and Independent Director Incentive Stock Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares. We do not plan to grant any awards under the Employee and Independent Director Incentive Stock Plan prior to the commencement of this offering.

Options granted under the plan would entitle the holder to purchase shares of common stock for a specified exercise price during a specified period. Under the proposed Employee and Independent Director Incentive Stock Plan, we would be able to grant options that are intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options generally would have an exercise price that is not less than 100% of the fair market value of the shares of common stock underlying the option on the date of grant and would expire, with certain exceptions, 10 years after such date.

Restricted share awards would entitle the recipient to shares of common stock under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares would receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in shares of common stock would be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights would entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, shares of common stock) equal to the excess of the fair market value of the shares of common stock underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which could not be less than the fair market value of the shares of common stock on the grant date.

Dividend equivalent rights would entitle the recipient to receive, for a specified period, a payment equal to the dividends declared and paid by us on one share of common stock. Dividend equivalent rights would be forfeited to us upon the termination of the recipient’s employment or other relationship with us.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors. As such, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders. Peter M. Bren and Charles J. Schreiber, Jr. indirectly own a controlling interest in and manage KBS Capital Advisors. Peter McMillan III and Keith D. Hall also indirectly own an ownership interest in KBS Capital Advisors. See “Management — Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, Schreiber, McMillan and Hall.

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors will manage our day-to-day operations, retain the property managers for our real estate investments (subject to the authority of our board of directors) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquiring properties on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each property and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our stock ledger; and

•	engaging our agents.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for organization and offering expenses, administrative services and payments made by KBS Capital Advisors to third parties in connection with potential acquisitions.

The term of the current advisory agreement ends after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days written notice. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated on the termination date. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our promoters have invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. KBS Capital Advisors is the owner of these 20,000 shares. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothings prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with KBS Capital Advisors or any of its affiliates. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall.

Affiliated Companies

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group is a recently formed company with no prior operating history. KBS Capital Markets Group will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group will be to sell the shares registered in this offering.

Four of our executive officers, Peter M. Bren, Peter McMillan III, Keith D. Hall and Charles J. Schreiber, Jr., indirectly own a controlling interest in KBS Capital Markets Group. Currently, the only executive officer of KBS Capital Markets Group is Greg P. Brakovich. We will identify the other officers of the dealer manager in a pre-effective amendment to the registration statement of which this preliminary prospectus is a part.

See “Management — Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, McMillan, Schreiber and Hall.

Greg P. Brakovich is the Chief Executive Officer of KBS Capital Markets Group. Mr. Brakovich has been a leader in the distribution of financial service products for over 26 years and has helped build a number of the most successful distribution franchises in the marketplace today. In 2000, Mr. Brakovich became Co-CEO of MetLife Investors Group where he headed an effort to create a brand presence for the MetLife enterprise that could be promoted in the broker-dealer community. He also served successfully as Co-CEO of Equitable Distributors, a subsidiary of the AXA Group, from 1996 to 2000. While working at Fidelity Investments and Bankers Trust Co. of New York between 1990 and 1996, Mr. Brakovich was responsible for developing load distribution strategies for each of those firm’s mutual fund product areas that were built for the financial intermediary marketplace.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Peter M. Bren and Charles J. Schreiber, Jr. We expect that the conflicts committee will condition the acquisition of any property or other investment on the committee’s prior approval.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and its affiliates will manage our day-to-day affairs and our portfolio of real estate investments. The following table summarizes all of the compensation and fees that we will pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services. Selling commissions may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No dealer manager fee is payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)

Organizational and Offering Stage

Selling Commissions – KBS Capital Markets Group (2)	6.0% of gross offering proceeds (5.0% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. KBS Capital Markets Group, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$158,000,000

Dealer Manager Fee – KBS Capital Markets Group	3.5% of gross offering proceeds; no dealer manager fee is payable on shares sold under our dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer. See “Plan of Distribution.”	$70,000,000

Reimbursement of Organization and Offering Expenses –KBS Capital Advisors and KBS Capital Markets Group(3)	Up to 5.5% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will be $22,400,000. To the extent selling commissions, the dealer manager fee and all other organization and offering expenses exceed 15% of gross offering proceeds, our Advisor will pay the excess amount. Among the organization and offering expenses we expect to incur are the costs of reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers (limited to 0.5% of our gross offering proceeds).	$22,400,000

Acquisition and Development Stage

Acquisition Fees – KBS Capital Advisors (4)	0.75% of the cost of investments acquired by us, including any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments.	$13,321,340

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Asset Management Fee – KBS Capital Advisors (5)	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own, including any debt attributable to such investments.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at the present time.

Other Operating Expenses –KBS Capital Advisors (5)	We will reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of administrative services, including related personnel costs. We will not reimburse for personnel costs in connection with services for which KBS Capital Advisors receives asset-management fees, acquisition fees or real estate commissions.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Real Estate Commissions – KBS Capital Advisors or its affiliates (6)	For substantial assistance in connection with the sale of properties, we will pay KBS Capital Advisors or its affiliates 1% of the net sale proceeds of each property sold; provided, however, in no event may the real estate commissions paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation in Net Sale Proceeds – KBS Capital Advisors (7)	After investors in our offerings have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15.0% of the remaining net sale proceeds.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee –KBS Capital Advisors (7)(8)	Upon listing of our common stock on a national securities exchange or the Nasdaq National Market, a fee equal to 15.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. See “Plan of Distribution.”

(3)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organizational and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

(4)	For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt (which we expect to represent 50% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

In addition to the acquisition fee, we will reimburse KBS Capital Advisors for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not we ultimately acquire the property. Our charter limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

(5)

KBS Capital Advisors must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property

(including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)	Although we are most likely to pay real estate commissions to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(7)	Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return.

KBS Capital Advisors cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sale proceeds that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(8)	The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net sale proceeds. The subordinated incentive listing fee may be limited by the restriction on “total operating expenses” described in note 5 above.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares
KBS Capital Advisors LLC	20,000	100.0%
Peter M. Bren, President	20,000	100.0
Charles J. Schreiber, Jr., Chief Executive Officer and Director	20,000	100.0
Peter McMillan III, Executive Vice President, Treasurer, Secretary and Director	20,000	100.0
Keith D. Hall, Executive Vice President	20,000	100.0
Stacie K. Yamane, Chief Financial Officer and Controller	—	—
Hank Adler, Director	—	—
Barbara R. Cambon, Director	—	—
Stuart A. Gabriel, Ph.D., Director	—	—

All directors and executive officers as a group	20,000	100.0%

(1)	The address of each beneficial owner listed is 4343 Von Karman Avenue, Newport Beach, California 92660.

(2)	As of the date of this prospectus, KBS Capital Advisors owns all of our issued and outstanding stock. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS Real Estate Programs

General

Upon the commencement of this offering, all of our executive officers and some of our directors will also be executive officers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS-sponsored programs and entities, including programs that have investment objectives that are similar to ours. These executive officers and directors will have legal and financial obligations with respect to those programs and entities that are similar to their obligations to us. In addition, these executive officers and directors and other affiliates of our advisor may organize other real estate programs in the future or may acquire for their own account real estate investments that may be suitable for us.

As described in the “Prior Performance Summary,” Peter M. Bren and Charles J. Schreiber, Jr. have sponsored 17 privately offered real estate programs with investment objectives that are similar to ours. Eleven of these programs are still operating and may acquire additional properties in the future. Conflicts of interest may arise between us and the programs that have not yet been liquidated.

Allocation of Investment Opportunities

We rely on KBS Capital Advisors and its executive officers and real estate professionals, including Peter M. Bren and Chares J. Schreiber, Jr., to identify suitable investments. Messrs. Bren and Schreiber and other employees of KBS Capital Advisors are also key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs. As such, the other KBS-sponsored programs, especially those that are currently raising offering proceeds, rely on many of the same real estate professionals for their investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other KBS programs. When these real estate professionals direct an investment opportunity to any KBS-sponsored program, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these KBS real estate professionals could direct attractive investment opportunities to other entities. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates or employees that KBS Capital Advisors has not specifically recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates

We may enter into joint venture agreements with other KBS-sponsored programs for the acquisition, development or improvement of properties. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs, have the same executive officers and key employees and these persons, including Messrs. Bren and Schreiber, will face conflicts of interest in determining which KBS program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint ventures agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS programs own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS program were to attempt to sell similar properties at the same time. See “Risk Factors – Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisor of other KBS programs, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and its affiliates will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, KBS Capital Advisors and its affiliates cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on KBS Capital Advisors and its affiliates and employees for the day-to-day operation of our business. Peter M. Bren and Charles J. Schreiber, Jr., two of our executive officers, are also executive officers of KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors of the other KBS programs. As a result of their interests in other KBS programs and the fact that they have engaged in and they will continue to engage in other business activities, Messrs. Bren and Schreiber will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS programs and activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share the same key employees. However, Messrs. Bren and Schreiber believe that KBS Capital Advisors and KBS Realty Advisors and its affiliates have sufficient personnel to fully discharge their responsibilities to the KBS programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

KBS Capital Advisors and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors, some of whom also serve as our executive officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition and asset-management fees;

•	property sales, which entitle KBS Capital Advisors to real estate commissions and possible success-based sale fees;

•	property acquisitions from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle KBS Capital Advisors to acquisition fees and asset-management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle KBS Capital Advisors to a success-based listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a success-based fee.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers and some of our directors are also executive officers, managers and holders of a direct or indirect controlling interest in:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other KBS-sponsored entities (see the “Prior Performance Summary” section of this prospectus).

As a result, they owe fiduciary duties to each of these entities and their members and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Procedures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange or the Nasdaq National Market; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay KBS Capital Advisors a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Although our charter limits this commission to 3% of the property sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days written notice.

Our Acquisitions. We will not purchase or lease properties in which KBS Capital Advisors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and KBS Capital Advisors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. KBS Capital Advisors must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to KBS Capital Advisors, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to KBS Capital Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to KBS Capital Advisors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, KBS Capital Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Before the commencement of this offering, our board of directors and the conflicts committee will have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS programs. Our advisor, KBS Capital Advisors, and KBS Realty Advisors and its affiliates, the advisors to the other KBS programs, share the same executive officers and key employees. When these KBS real estate professionals direct an investment opportunity to any KBS-sponsored program, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. Our advisory agreement with KBS Capital Advisors requires that this determination be made in a manner that is fair without favoring any other KBS-sponsored program. The factors that the KBS real estate professionals will consider when determining the KBS-sponsored program for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of the property to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any investment, in the opinion of the KBS real estate professionals, to be more appropriate for another KBS program, they may offer the investment to another KBS program.

Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS programs are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that investment opportunities are appropriately allocated among the KBS-sponsored programs. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates that KBS Capital Advisors has not specially recommended to us.

I NVESTMENT OBJECTIVES AND CRITERIA

General

We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. Our primary investment objectives are:

•	to provide you with attractive and stable cash dividends and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing property sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on

a national securities exchange or on the Nasdaq National Market by                      2012, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of this offering principally for, the acquisition of a diverse portfolio of commercial properties located in large metropolitan areas in the United States. As explained below, we intend to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors.

The primary property types in which we intend to invest are as follows (in no order of priority):

•	office properties – including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation;

•	retail properties – including neighborhood, community, power and lifestyle shopping centers and focusing on properties located in or nearby populated residential areas that have, or have the ability to attract, strong anchor tenants; and

•	industrial properties – including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire, although we also intend to invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties in large metropolitan areas located in the United States. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Our initial target markets are:

Western Region	Central Region	Eastern Region
Denver Los Angeles/ Orange County Phoenix Riverside/ San Bernardino Sacramento San Diego San Francisco Bay Area Seattle	Austin Chicago Dallas Houston Minneapolis	Atlanta Boston Greater New York Area Greater Philadelphia Area Northern New Jersey Northern Virginia Washington, D.C.

Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across these regions and among the submarkets within these regions.

We also intend to diversify by investment size. We expect that our investments will typically range in size from $10 million to $100 million; however, we may make investments outside of this range. For example, we may make investments for less than $10 million if the acquired property will complement our existing portfolio. Further, we may invest more than $100 million in a single property if we believe that property will help us meet our investment objectives. We do not expect that we will invest more than $200 million in any single property.

We also plan to diversify our portfolio by expected investment risk. We expect to allocate approximately 70% of our portfolio to core investments, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. We will seek to invest approximately 30% of our assets in enhanced-return properties, which are higher-yield and higher-risk investments that our advisor will actively manage and seek to reposition. Examples of enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers and built-to-suit properties. Once stabilized, we will either hold enhanced-return properties as core investments or sell them. Whether a core or enhanced-return property, each of our potential investments will be subject to our advisor’s stringent underwriting standards (discussed below under “—Investment Decisions”) and the approval of our independent directors.

Though these are the diversification guidelines within which we will work, we believe that we are most likely to meet our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. In other words, we will not forgo a good investment opportunity because it does not precisely meet one of our diversification guidelines, but we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

We generally intend to hold our properties for five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic and market conditions may influence us to hold our investments for different periods of time.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, to the extent that our advisor determines that it is advantageous for us to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of mortgage payments on mortgage loans. To the extent permissible under the REIT rules, we may invest in mezzanine debt, mortgage-backed securities and other similar structured finance investments. We may also acquire properties that are under development or construction, mixed-use properties, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. See the discussion below under “— Investment Limitations.” We do not expect to invest in properties located outside of the United States or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the mortgage loans described below), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate and real estate-related assets.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor, KBS Capital Advisors, will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our conflicts committee. Our conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor will also develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

KBS Capital Advisors’ senior executives, Messrs. Bren and Schreiber, each average over 30 years of real estate experience. Messrs. Bren and Schreiber will work together with their team of real estate professionals in the identification, acquisition and management of our investments. The senior real estate professionals employed by KBS Capital Advisors average over 20 years of direct real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors will utilize a market focused structure. KBS Capital Advisors has divided the country into three regions: the Eastern, Central and Western United States. Each region has a regional president who is responsible for executing our investment strategy and actively managing the asset managers in that region. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

•	National Market Research — The investment team extensively researches the acquisition and underwriting of each transaction. The combination of “real time” market data available through KBS Capital Advisors’ network of professionals with proprietary operational information creates a competitive advantage in the acquisition, management and disposition of each asset.

•	Underwriting Discipline - KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other KBS professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management - Risk management is a fundamental principle in our advisor’s construction of portfolios and in the management of each investment. Diversification of portfolios by property type and geographic location is critical to controlling risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ senior management continuously reviews the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

•	Asset Management - Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Conditions to Closing Our Acquisitions

Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions will also be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to KBS Capital Advisors;

•	title insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Investing in and Originating Mortgage Loans and Other Real Estate-Related Investments

While we expect to invest primarily in real properties, we may also invest in mortgage loans and other real estate-related investments. We may invest in first and second mortgages, convertible mortgages, wraparound mortgage loans, construction mortgage loans on real property and mortgage loans on leasehold interests. We may originate, service or warehouse mortgages, though we have no present intent to do so. To the extent permitted under the REIT rules, we may also invest in mezzanine debt, mortgage-backed securities and other similar structured finance investments. We may invest in debt that is not secured by a mortgage but is instead secured by pledges of equity interests in the borrowing entity. Mortgage-backed securities are securities backed by a pool of mortgage loans that secure real estate.

Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. We may also invest in convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participations. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of 6 months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party.

In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, and we may purchase existing loans originated by other lenders. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, manager, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.

Though we do not have any policies limiting the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second and wraparound mortgage loans, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on these loans.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Although we expect to invest principally in a diverse portfolio of commercial properties, we are not limited as to the amount of the gross offering proceeds that we may apply to our mortgage loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of mortgage or in any single mortgage; or

•	the types of properties subject to mortgages in which we may invest.

Development and Construction of Properties

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire properties that are under development or construction. We also intend to acquire enhanced-return properties. Enhanced-return properties include properties that need to be repositioned, which may entail minor or even major construction activity. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, our builder’s ability to build in conformity with plans and specifications, availability and costs of materials and labor, our inability to obtain tenants, weather conditions and government regulation.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Terms of Leases

We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter with respect to the properties we acquire may vary substantially from those described. To the extent material to a decision to purchase shares in this offering, we will describe the terms of leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the KBS Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements or participations for the purpose of obtaining interests in real properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or other KBS-sponsored programs; however, we may only enter into joint ventures with other KBS programs if our conflicts committee approves the transaction as being fair and reasonable to us. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a material joint venture with another KBS program for the acquisition of a specific property, we will supplement this prospectus to disclose the terms of such investment transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•	Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/ or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase and publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties or assets, to pay for capital improvements, repairs or tenant build-outs, to refinance existing indebtedness, to pay dividends or to provide working capital. The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available.

We intend to focus our investment activities on obtaining a diverse portfolio of investment properties. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 50% of the value of our real estate investments. There is no limitation on the amount we may borrow for the purchase of any single property. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets; however, we may exceed that limit if a majority of our conflicts committee approves the excess borrowing and we disclose the borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We do not intend to exceed this leverage limit except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds.

We expect our liability for the repayment of indebtedness to be limited to the value of the property or properties securing the liability and the rents or profits derived therefrom; however, lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. For a discussion of the risks associated with the use of debt, see “Risk Factors – Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

We intend to hold our properties and other investments for an extended period, typically five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our assets. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for you. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and property positioning have maximized the asset’s value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by                      2012, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. See the discussion above under “Investment Objectives and Criteria – General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 75% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us, unless approved by a majority of the conflicts committee;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire a non-controlling equity interest in another issuer, unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate and within one year of the time that we first have 100 stockholders we must have invested the net proceeds we raised from those stockholders in qualifying real estate interests or other permitted investments, as described below. If we are unable to find investments that meet our investment objectives within this one-year period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

Our advisor, KBS Capital Advisors, will continually review our investment activity to attempt to ensure that we maintain our exemption from regulation under the Investment Company Act. Among other things, KBS Capital Advisors will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. Mortgage securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Our ownership of these types of mortgage securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

P LAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2005. We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We may also invest in entities that make similar investments as well as mortgage loans, mezzanine debt, mortgage-backed securities and other structured finance investments. As of the date of this prospectus, we have not commenced operations nor have we identified any properties in which there is a reasonable probability that we will invest.

KBS Capital Advisors is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate assets. KBS Capital Advisors will make recommendations on all investments to our board of directors. We expect that a committee of our board of directors consisting of all of our independent directors will exercise its right to approve or reject all proposed investments. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Competition

We believe that the current market for properties that meet our investment objectives is highly competitive. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. The low interest rates available in today’s markets have given potential buyers increased access to financing.

The current leasing market is also highly competitive. The high acquisition prices of properties coupled with the competitive leasing market means that buyers are generally paying more for a lower stream of rental revenue than they have in the past. To draw attractive tenants to our properties, we may have to offer inducements, such as free rent and tenant improvements.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase properties and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We currently have no outstanding debt nor have we identified any sources of debt financing. Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, though we may exceed this limit under certain circumstances. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit; however, once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 50% of the value of our real estate investments.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organizational and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing administrative services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The term of the current advisory agreement ends after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and our conflicts committee.

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to pay dividends on a monthly basis. We have not established a minimum distribution level.

Results of Operations

We were formed on June 13, 2005 and, as of the date of this prospectus, we have not commenced operations. We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We may also make investments in other real estate-related assets. We will not commence any significant operations until we have sold the minimum offering amount of 250,000 shares of our common stock. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company, KBS REIT Holdings and the Operating Partnership. The balance sheets of KBS REIT Holdings and the Operating Partnership are

prepared using accounting policies consistent with the Company. All significant inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards No. 141 Business Combinations (“FAS 141”), we will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases.

We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Investment in Real Estate Assets

We will have to make subjective assessments as to the useful lives of our depreciable assets. These assessments will have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would deprecate these investments over fewer years, resulting in more deprecation expense and lower net income on an annual basis throughout the expected useful lives of these investments. Costs related to the acquisition, development, construction and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25 - 40 years
Building improvements	10 - 25 years
Land improvements	20 - 25 years
Tenant Improvements	Lease term

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment suggest that the carrying value of a real estate asset may not be recoverable, we will assess the recoverability of the asset by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset. Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and we will include amounts expected to be received in later years in deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will recognize gains on sales of real estate pursuant to the provisions of Financial Accounting Standards Board Statement (“SFAS”) No. 66 “Accounting for Sales of Real Estate.” The specific timing of a sale will be measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, we will defer gain recognition and account for the continued operations of the property by applying the finance, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Distribution Policy

We intend to make distributions each taxable year equal to at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles). We expect to authorize, declare and pay dividends on a monthly basis.

Dividends to be distributed to stockholders will be determined by our board of directors and will be dependent upon a number of factors relating to us, including funds available for the payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2005. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles). As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

PRIOR PERFORMANCE SUMMARY

During the 10-year period ending December 31, 2004, affiliates of our advisor have served as the general partner or investment adviser to 17 private real estate funds through KBS Realty Advisors LLC, a Delaware limited liability company, or one of its affiliates. Two of our executive officers, Peter M. Bren and Charles J. Schreiber, Jr., indirectly own and control KBS Realty Advisors and serve as its executive officers. The information presented in this section represents the historical experience of the real estate funds sponsored or advised by KBS Realty Advisors and its affiliates as of December 31, 2004. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

Of the 17 real estate funds that KBS Realty Advisors and its affiliates have sponsored or advised since 1992, six of those were multi-investor, commingled funds and 11 were single-client, separate accounts. All of the multi-investor, commingled funds and seven of the single-client, separate accounts invested through limited partnerships for which KBS Realty Advisors or one of its affiliates acts or acted as the sole general partner. Four of the single-client, separate accounts are or were advised by KBS Realty Advisors or one of its affiliates pursuant to an investment management agreement. Whether acting as general partner or advising these funds pursuant to an investment management agreement, KBS Realty

Advisors or one of its affiliates has responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of these programs. Through one of the multi-investor, commingled funds, an affiliate of KBS Realty Advisors formed, managed and liquidated a private REIT that owned 10 retail properties. KBS Realty Advisors is a registered investment adviser with the Securities and Exchange Commission.

Forty-one institutional clients have invested approximately $3.5 billion of equity in the 17 real estate funds sponsored or advised by KBS Realty Advisors and its affiliates. These institutional clients include public and corporate pension funds, endowments and foundations. Please see Tables I and II under “Prior Performance Tables” in this prospectus for more information regarding the experience of KBS Realty Advisors and its affiliates in raising funds from investors.

On behalf of its 41 institutional clients, KBS Realty Advisors and its affiliates have invested approximately $4.9 billion (including equity, debt and reinvestment of income and sales proceeds) in 484 real estate investments. KBS Realty Advisors and its affiliates did not use debt financing in acquiring the properties of 11 of the 17 funds. Each of these funds have or had (6 of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the funds, KBS Realty Advisors and its affiliates have focused upon acquiring a diverse portfolio of real estate investments. KBS Realty Advisors and its affiliates typically diversified the portfolios of the funds by property type and geographic region as well as investment size and risk. Please see Table III under “Prior Performance Tables” in this prospectus for more information regarding the operating results of these prior funds.

Substantially all of the assets acquired by the funds have involved commercial properties. In the aggregate, the capital invested by the funds in the various asset types is as follows: 69% office, 9% commercial mortgage-backed securities, 7% mortgage loans, 6% in land, mezzanine debt and residential properties, 5% industrial and 4% retail. Accordingly, KBS Realty Advisors and its affiliates have experience investing in both commercial properties and other types of real estate-related investments. By way of example, in 1999, one of the single-client, separate accounts invested $90 million in exchange for a 25.78% interest in an entity that was formed to invest approximately $1.75 billion in commercial mortgage-backed securities. Through December 31, 2004, this entity had received $766 million in interest and fees and $906 million in principal on the securities, which had an estimated fair market value of $628 million as of December 31, 2004, as determined by KBS Realty Advisors using current appraisals or market information and its good faith estimate of value.

KBS Reality Advisors and Affiliates - Capital Invested by Property Type

KBS Realty Advisors and its affiliates have also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by invested capital. KBS Realty Advisors and its affiliates have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the funds were within the United States. Capital invested in the various geographic regions is as follows: 31% East, 30% West, 25% South and 14% Midwest.

KBS Reality Advisors and Affiliates - Capital Invested by Region

In seeking to diversify the portfolios of the funds by investment risk, KBS Realty Advisors and its affiliates have purchased both low risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the funds had prior owners and operators.

In the three years ending December 31, 2004, the funds advised by KBS Realty Advisors and its affiliates purchased 11 properties for an aggregate acquisition cost of approximately $452 million, including debt, equity, development costs and other expenses. All of these properties were office buildings. These acquisitions were made in the following states: California (4 properties); Texas (2 properties); Virginia; Colorado; New York; Arizona; and Georgia. Ten of the eleven properties were purchased with mortgage financing that totaled approximately $209 million in the aggregate.

For more detailed information regarding the acquisitions by the funds in the three years ending December 31, 2004, see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge. Please see “Where You Can Find More Information.”

KBS Realty Advisors and its affiliates have invested $4.9 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients. As of December 31, 2004, KBS Realty Advisors and its affiliates had sold 342 properties on behalf of these funds, which is 71% of all properties they had acquired, and continued to manage 142 income-generating properties with a current market value in excess of $2.1 billion, as determined by KBS Realty Advisors using current appraisals or market information and its good faith estimate of value. The properties owned by these funds have already generated $4.5 billion in operating cash flow and sales proceeds. KBS Realty Advisors and its affiliates will manage these assets to significantly increase their operating cash flows, and KBS Realty Advisors and its affiliates anticipate that they will sell these assets at prices substantially above their current market values. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior funds sponsored or advised by KBS Realty Advisors and its affiliates, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these funds.

To execute their business strategy, KBS Realty Advisors and its affiliates have organized their team of real estate professionals by markets. Regional Presidents, Acquisition/Disposition Officers and Asset Managers have specific market responsibility. The map below details those professionals, their regional responsibility and their target markets. The attached map also shows the regional offices KBS Realty Advisors has recently opened in San Francisco, Chicago and Washington, D.C.

This regional market focus provides the real estate professionals at KBS Realty Advisors with the ability to gather better local market knowledge and establish relationships with local owners, developers, brokers and lenders. These relationships provide KBS Realty Advisors with access to a unique deal flow.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations relating to our qualification and taxation as a REIT and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant. The summary is not intended as a detailed description of the federal income tax consequences applicable to any particular stockholder in view of such stockholder’s particular circumstances, nor is it intended as a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

We urge you to consult with your own tax advisor regarding the tax consequences to you of ownership of our common stock and our election to be taxed as a REIT. Specifically, you should consult with your own tax advisor regarding the federal, state, local, non-U.S. and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Federal Income Taxation of the Company

We plan to make an election to be taxed as a REIT under the Code effective for the taxable year ending December 31, 2005. We believe that beginning with that taxable year we will be organized and operating in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

DLA Piper Rudnick Gray Cary US LLP is acting as our tax counsel in connection with this offering. We expect DLA Piper Rudnick Gray Cary US LLP to render an opinion to us that, commencing with our taxable year that will end December 31, 2005, we are organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will allow us to meet the requirements for qualification and taxation as a REIT under the Code. DLA Piper Rudnick Gray Cary US LLP’s opinion will be based solely on our representations with respect to factual matters concerning our business operations and our properties. DLA Piper Rudnick Gray Cary US LLP will not independently verify these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements during the taxable year that will end December 31, 2005 or in any future year.

If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we will avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, we will be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Sixth, if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

Seventh, if we fail to distribute each year at least the sum of:

(1)	85% of our REIT ordinary income for such year;

(2)	95% of our REIT capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

Eighth, if we acquire assets from a corporation generally subject to full corporate-level tax in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

Ninth, subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income, the nature of assets and amount of distributions.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)	is managed by one or more trustees or directors;

(2)	uses transferable shares or transferable certificates to evidence beneficial ownership;

(3)	would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)	has at least 100 persons as beneficial owners;

(6)	during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)	files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)	meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust. We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6). Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Moreover, the value of securities of taxable REIT subsidiaries held by the REIT cannot be worth more than 20% of the REIT’s total asset value. We currently do not have any taxable REIT subsidiaries. Should we form a taxable REIT subsidiary in the future we can give you no assurance that our taxable REIT subsidiary will not be limited in its ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100% tax on services performed by our taxable REIT subsidiary for our tenants, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiary.

In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our Operating Partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, the Operating Partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of the Operating Partnership for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest), and, as discussed below, income from certain temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, we may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that we have not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as certain mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” The IRS has not issued any rulings or regulations under the provisions of the Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method.

Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a tenant will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (i) the total combined voting power of all classes of voting stock of a corporate tenant, (ii) the total value of shares of all classes of stock of a corporate tenant or (iii) the interests in total assets or net profits in any tenant which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property, and such de minimis services income will not be treated as rents from real property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related-party tenants.

The Operating Partnership may provide certain services with respect to our properties. We believe that these services will only be of the type that are usually or customarily rendered in connection with the rental of space for occupancy and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. This relief generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “–Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (i) any security qualifying for the “straight debt exception” discussed below, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The straight debt exception starts with the definition of straight debt in Section 1361 of the Code (as modified) but permits certain contingent payments. The timing of payments of principal or interest may be contingent if such contingency causes specified limited changes to the debt’s effective yield to maturity or the REIT does not hold more than $1 million (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments. In addition, the time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.

The straight debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight debt exception and that are worth more than 1% of the issuer’s outstanding securities.

With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will seek to structure our acquisition to ensure that our pro rata share of the value of the securities, including debt, of any such issuer will not exceed 5% of the total value of our assets and so that we will comply with the 10% voting securities limitation and the 10% value limitation. We, however, cannot provide any assurance that the IRS will agree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(1)	the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property

(2)	minus the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

Second,	we must distribute during each calendar year at least the sum of:

(1)	85% of our ordinary income for that year;

(2)	95% of our capital gain net income for that year; and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, the Operating Partnership’s partnership agreement will authorize us, as the sole general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. At the close of any taxable year, a REIT cannot have accumulated earnings and profits attributable to any non-REIT year and remain qualified as a REIT.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”) through 2008. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	is a trust, provided that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below), will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. However, there are exceptions: individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries) or (iii) income from sales of appreciated property subject to the Built-in Gain Rules. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares of our common stock) and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations

U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”), unless the tax-exempt stockholder has borrowed to acquire or carry our shares of our common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified plans waivers from our ownership limitations.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of shares of our common stock who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year: (i) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend, (ii) will generally not be required to report distributions received from us on U.S. federal income tax returns and (iii) will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled REIT if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. We cannot assure non-U.S. Stockholders, however, that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock was subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident-alien individual’s gains from the sale of our common stock will be taxable if the nonresident-alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident-alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.

If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident-alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 28% for 2005 on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally information reporting will apply to payments of distributions on our common stock and backup withholding at a rate of 28% may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. These Treasury regulations require some stockholders to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

Tax Aspects of the Operating Partnership

General

We expect that substantially all of our investments will be held through our Operating Partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. We will include in our income our proportionate share of the Operating Partnership’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of the assets held by the Operating Partnership in the REIT asset tests.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in the Operating Partnership generally:

(1)	will be equal to the amount of cash and the basis of any other property that we contribute to the Operating Partnership;

(2)	will be increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership; and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss exceeds the adjusted tax basis of our partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that the Operating Partnership’s distributions, or any decrease in our share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed our adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in the Operating Partnership has been held for longer than one year, subject to reduced tax rates described above (See “ — Taxation of U.S. Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of the gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “ — Requirements for Qualification — Income Tests.” Such prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSID ERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations – Taxation of U.S. Stockholders – Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless the entity satisfies one of the exceptions to this general rule. As discussed below, we expect to receive an opinion of counsel that, based on the Plan Assets Regulation, it is more likely than not that our underlying assets would not be deemed to be “plan assets” of Benefit Plans investing in our shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that will be registered under the Securities Exchange Act within the specified period. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criteria of the “publicly-offered security” exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

Prior to the commencement of this offering, we will have obtained an opinion from DLA Piper Rudnick Gray Cary US LLP that it is more likely than not that our shares will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on the Nasdaq National Market, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until three years after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering

(ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

When determining the net asset value of our shares after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRI PTION OF SHARES

Our amended and restated charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq National Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast is sufficient to elect a director.

Our charter provides that, to the extent permitted by Maryland law, the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of the current advisory agreement with KBS Capital Advisors ends after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors will annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal at least 90 days but not more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownershi p of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships, “groups” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution – Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering but also to potential transferees of your shares. These suitability and minimum purchase amount requirements are applicable until our shares of common stock are listed on a national securities exchange or the Nasdaq National Market, and these requirements may make it more difficult for you to sell your shares.

Dividends

We expect to authorize, declare and pay dividends on a monthly basis as soon as we have sufficient cash flow from our operations. In order that investors may generally begin earning dividends immediately upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a dividend.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations – Annual Distribution Requirements.”

Our board of directors will declare dividends at its discretion. Generally, our policy will be to pay dividends from cash flow from operations; however, our board has the authority, to the extent permitted by Maryland law, to pay dividends from any source, including borrowings, offering proceeds or the proceeds from the issuance of securities. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period. Instead, in an attempt to make dividends relatively uniform, we may declare dividends in anticipation of cash flow that we expect to receive during a later period and we may pay these dividends in advance of our actual receipt of these funds.

We may distribute our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating those securities.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least monthly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of our dividend reinvestment plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange or the Nasdaq National Market, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of dividends under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Account Statements

Our dealer manager or a participating broker-dealer will provide you with a confirmation of your monthly purchases under the dividend reinvestment plan. The dealer manager or participating broker-dealer will provide this confirmation to you or your designee within five business days after the end of each month. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the month;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions

If we pay a selling commission in connection with the sale of shares to you in our primary offering, we will pay a 5% selling commission on any dividends that you reinvest under our dividend reinvestment plan. Otherwise, we will not pay selling commissions on shares sold under our dividend reinvestment plan. We will not pay any dealer manager fees in connection with shares sold under this plan. Whether we pay a selling commission will not affect the purchase price you pay under the dividend reinvestment plan, but it will affect the net proceeds to us from the sale. We will not receive a fee for selling shares under the dividend reinvestment plan. Sales under our dividend reinvestment plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the dividend reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our dividend reinvestment plan will be treated as having received a dividend of $10.00 for each $9.50 reinvested by them under our dividend reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders and Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the month to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your dividends would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ written notice to participants.

Proposed Share Redemption Program

Prior to the commencement of this offering, we expect our board of directors to approve a share redemption program that would enable you to sell your shares to us in limited circumstances. However, even if approved by our board, we would not adopt the program during this primary offering or any subsequent primary offering unless the SEC granted us exemptive relief from the rules restricting issuer purchases during distributions, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to adopt the proposed share redemption program or to amend its provisions without stockholder approval. Upon adoption, our proposed share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Initially, we will redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us, unless the shares are being redeemed in connection with the death of a stockholder. Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we are required to send or furnish to you. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

Our share redemption program would limit the number of shares we could redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. In addition, during any calendar year, we would redeem no more than 5% of the weighted average number of shares outstanding during the prior calendar year. We would also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

As proposed, we would redeem shares on the last business day of each month. We would have to receive your request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount described below under “Plan of Distribution – Minimum Purchase Requirements,” then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum amount, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request at month-end because we did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below if such notice is received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon the death of a stockholder differently from other redemptions:

•	there would be no one-year holding requirement;

•	until completion of our offering stage, the redemption price would be the amount paid to acquire the shares from us; and

•	upon completion of our offering stage, the redemption price would be the net asset value of the shares, as estimated by our advisor or another firm chosen for that purpose.

We will notify you upon adoption of the share redemption program. Thereafter, qualifying stockholders who desire to redeem their shares would need to give written notice to KBS Capital Markets Group, our dealer manager, at 4343 Von Karman Avenue, Newport Beach, California, 92660, ATTN: Investor Services. KBS Capital Markets Group would be responsible for all services to be performed in connection with the share redemption program, although it may outsource clerical duties to our advisor.

After adoption of the share redemption program, our board of directors could amend, suspend or terminate the program upon 30 days notice. We would notify you of such developments in the annual or quarterly reports mentioned above or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our proposed share redemption program would only provide stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Registrar and Transfer Agent

Prior to the commencement of this offering, we will have selected a third party to serve as the registrar and transfer agent for our common stock, which we will identify in a pre-effective amendment to the registration statement of which this prospectus is a part.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq National Market; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares – Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

KBS Limited Partnership, which we refer to as the Operating Partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, KBS REIT Holdings; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury Regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

As it will upon commencement of this offering, under an amended and restated partnership agreement, we expect that the Operating Partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to properties we may own outside of the Operating Partnership. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of 250,000 shares and a maximum of 280,000,000 shares of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 200,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. After the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will offer shares of common stock in our primary offering until the earlier of                      or the date we sell 200,000,000 shares. We may sell shares under the dividend reinvestment plan beyond                      until we have sold 80,000,000 shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

Our dealer manager, KBS Capital Markets Group, is a registered broker-dealer that is affiliated with our advisor, KBS Capital Advisors. KBS Capital Markets Group is a recently formed company with no prior operating history and this offering will be the first offering conducted by our dealer manager. The principal business of KBS Capital Markets Group will be to sell the shares registered in this offering. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Affiliated Companies” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Procedures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group will receive selling commissions of 6.0% of the gross offering proceeds for shares sold in our primary offering and 5% of the gross offering proceeds for shares sold pursuant to our dividend reinvestment plan. The dealer manager will receive 3.5% of the gross offering proceeds as compensation for acting as the dealer manager; however, we will not pay any dealer manager fee for shares sold under our dividend reinvestment plan. We will also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

We expect the dealer manager to authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	has a contract for investment advisory and related brokerage services that includes a fixed or “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (whether or not such adviser is affiliated with a participating broker-dealer); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive the same net proceeds for sales of shares through these channels. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

All sales of shares under our dividend reinvestment plan will be at the same price, which initially will be $9.50 per share, regardless of the distribution channel through which we sell the shares. However, we will only pay selling commissions on shares sold through the dividend reinvestment plan if the shares are sold through distribution channels that would be eligible for selling commissions in our primary offering.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer, which reallowance would be paid by the dealer manager out of its dealer manager fee. This reallowance to participating broker-dealers would be in the form of a marketing fee. We will reimburse the dealer manager for the travel, meal, lodging and attendance costs relating to retail seminars sponsored by participating broker-dealers and educational conferences sponsored by us. We will also reimburse the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers in an aggregate amount of up to 0.5% of our gross offering proceeds.

The following table sets forth the nature and amount of compensation we will pay to our dealer manager and broker-dealers in this offering assuming we sell 280,000,000 shares. For purposes of this table, we assume that all shares are sold at the highest possible selling commissions with no volume discounts (as described below) and that the purchase price for all shares sold under the dividend reinvestment plan is $9.50 per share.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$158,000,000
Dealer manager fee (maximum)	70,000,000
Expense reimbursements for retail conferences (1) (2)	4,210,000	(3)
Expense reimbursement for issuer educational conferences (2) (4)	1,450,000	(3)
Legal fees allocable to the dealer manager (2)	150,000	(3)
Reimbursement of due diligence expenses (2) (5)	250,000	(3)

Total	$234,060,000

(1)	These fees consist of reimbursements for travel, meals, lodging and attendance fees incurred by employees of KBS Capital Markets Group and its affiliates to attend educational seminars sponsored by participating broker-dealers.

(2)	Subject to the cap on organization and offering expenses described below, we will reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments will serve to reimburse KBS Capital Markets Group or one of its affiliates for amounts it has paid to participating broker-dealers for the items noted.

(3)	Amounts shown are estimates.

(4)	These fees consist of expense reimbursements for actual costs incurred in connection with attending educational conferences hosted by us. The expenses consist of the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) wholesalers and other NASD-registered personnel associated with KBS Capital Markets Group or another of our affiliates.

(5)	We will reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.

Under the rules of the NASD, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed in the aggregate 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. KBS Capital Advisors has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed approximately 15% of our gross offering proceeds. However, we expect our total organization and offering expenses to be approximately 9.1% of our gross offering proceeds, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management – Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations, including NASD regulations restricting purchases by broker-dealers and their associated persons in connection with an IPO. We will require all such purchasers to enter into a one-year lock-up agreement with respect to the purchased shares. The purchase price for such shares will be $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

To the extent permitted by the NASD regulations referred to above, we may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase more than 50,000 shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale subject to a volume discount will be substantially the same, but the selling commissions we will pay to the participating broker-dealer will be reduced. The following table shows the discounted price per share and the reduced selling commissions payable for volume sales of our shares.

Shares Purchased in the Transaction			Commission Rate	Price Per Share
1	to	50,000	6.0%	$10.00
50,001	to	100,000	5.1%	$9.90
100,001	to	250,000	3.1%	$9.70
250,001	to	500,000	2.1%	$9.60
500,001		and up	1.1%	$9.50

We will apply the reduced selling price per share and selling commissions to the incremental shares falling within the indicated range only. Thus, for example, a purchase of 125,000 shares would result in a purchase price of $1,237,500 as shown below:

•	50,000 shares at $10.00 per share (total: $500,000) and a 6.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 5.1% commission; and

•	25,000 shares at $9.70 per share (total: $242,500) and a 3.1% commission.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on the number of shares purchased. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Deferred Commission Option

Determination of the Number of Shares to Be Issued and the Amount of the Deferred Selling Commissions

You may agree with your participating broker-dealer, or the dealer manager if you purchase shares directly from the dealer manager, to have selling commissions due with respect to the purchase of your shares paid over a period of up to five years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by your election of the deferred commission option. If you elect the deferred commission option:

•	you will be required to pay a total of $9.50 per share rather than $10.00 per share;

•	we will pay $0.10 per share in selling commissions upon accepting your subscription; and

•	for each of up to the next five years following the subscription, on a date or dates to be determined from time to time by the dealer manager (initially contemplated to be monthly when we expect to pay distributions), we will deduct $0.10 per share on an annual basis from cash distributions otherwise payable to you to pay deferred commission obligations.

As in any volume discount situation, selling commissions are reduced on any shares issued for a volume discount. Therefore, if you elected the deferred commission option, we will make adjusted deductions for the deferred commission obligations from cash distributions payable on the shares issued for a volume discount.

Taxes

If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to you with respect to your shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

Subscription Agreement

If you wish to elect the deferred commission option, you must make the election on your Subscription Agreement. In addition, your participating broker-dealer must also complete and sign the Subscription Agreement to acknowledge its agreement to the deferred commission option.

Authorization to Withhold Cash Distributions

If you elect the deferred commission option, you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission arrangement; provided, however, that in no event may we withhold in excess of $0.50 per share in the aggregate (lower when volume discounts are applicable) under the deferred commission arrangement.

Acceleration of Deferred Commission Obligation

If our shares become listed for trading on a national securities exchange or on the Nasdaq National Market, or such listing is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or the Nasdaq National Market. However, in no event may we withhold in excess of $0.50 per share in the aggregate during the five-year period following the subscription. The maximum amount that we may withhold will be lower when volume discounts are applicable. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the participating broker-dealers and the dealer manager will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

In addition, if you elect the deferred commission option and subsequently decide to participate in the share redemption program (which we may approve and adopt in the future) or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

•	in the case of an election to sell your shares under the proposed share redemption program, you will be required to pay us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share redemption program; or

•	if you request that we transfer your shares for any other reason, you will not be entitled to effect any such transfer until you first either:

•	pay to us the unpaid portion of the remaining deferred commission obligation; or

•	provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified five-year deferred commission period.

Legend

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form until such time, if ever, as we list our shares on a national securities exchange or the Nasdaq National Market. However, if we do issue certificates representing our shares before we list our shares on an exchange or the Nasdaq National Market, then any shares subject to the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option, including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

Marketing Contribution and Due Diligence Expenses Allowance

The dealer manager fee of 3.5% of gross offering proceeds and our reimbursement of the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers in an aggregate amount of up to 0.5% of our gross offering proceeds will be payable by us based on an assumed price of $10 per share regardless of your election of the deferred commission option. We will pay those amounts from the proceeds we receive at the time of your initial investment.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,500,000 by                                     . Purchases of shares in this offering by our advisor or its affiliates will count toward satisfaction of the minimum offering amount, although no such purchases are contemplated at this time. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent,                             , in trust for subscribers’ benefit, pending release to us. If we do not raise at least $2,500,000 by                     , we will return all funds in the escrow account (including interest), and we will stop selling shares. Different escrow procedures apply to Pennsylvania investors. See “— Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “                        , as agent for KBS Real Estate Investment Trust, Inc.” Once we have raised $2,500,000, you should make your check payable to “KBS Real Estate Investment Trust, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will refund your subscription amount upon written request to the Company if your request is received within five business days of the earlier of (i) your completion of the Subscription Agreement or (ii) your receipt of this prospectus. To revoke your subscription and receive a refund of your subscription amount, send your written request (including the date upon which you completed your subscription agreement or received this prospectus, as applicable) to the following address:

KBS Real Estate Investment Trust, Inc.

Attn: Investor Relations

4343 Von Karman Avenue

Newport Beach, California 92660

Telephone: (949) 417-6500

Fax: (949) 250-6055

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program on their subscription agreement. Only investors who have already met the minimum purchase requirement of $5,000 may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, dividends earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares – Dividend Reinvestment Plan.”

We will provide a confirmation of your monthly purchase under the automatic investment program within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify our investment relations department (at the address set forth above) in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “— Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of KBS Capital Advisors and its affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Until our shares of common stock are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $133,333,333, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2.5 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent,                             , in trust for Pennsylvania subscribers’ benefit, pending release to us.

If we have not reached this $66.7 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $66.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $66.7 million, Pennsylvania investors should make their checks payable to “                                         , as agent for KBS Real Estate Investment Trust, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “KBS Real Estate Investment Trust, Inc.”

SUPPL EMENTAL SALES MATERIA L

In addition to this prospectus, we may utilize certain sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of KBS programs managed by affiliates of our advisor, property brochures and articles and publications concerning real estate. Some or all of our supplemental sales materials may not be available in certain jurisdictions.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL M ATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by DLA Piper Rudnick Gray Cary US LLP, Raleigh, North Carolina.

EXP ERT S

The consolidated balance sheet of KBS Real Estate Investment Trust, Inc. at June 15, 2005, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YO U CAN FIND MORE INFORMA TION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying balance sheet of KBS Real Estate Investment Trust, Inc. (the “Company”) as of June 15, 2005. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of KBS Real Estate Investment Trust, Inc. at June 15, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

June 17, 2005

K BS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEET

June 15, 2005

Assets
Cash	$200,000

Total assets	$200,000

Liabilities and stockholder’s equity
Liabilities
Total liabilities	$—
Commitments and contingencies
Stockholder’s equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800

Total stockholder’s equity	200,000

Total liabilities and stockholder’s equity	$200,000

See accompanying notes to consolidated balance sheet.

K BS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

June 15, 2005

1.	ORGANIZATION

KBS Realty Corporation was formed on June 13, 2005 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). On June 15, 2005, KBS Realty Corporation and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger (the “Articles of Merger”) with the State of Maryland. Pursuant to the Articles of Merger, KBS REIT was merged into KBS Realty Corporation with KBS Realty Corporation surviving the merger, and KBS Realty Corporation’s name was changed to KBS Real Estate Investment Trust, Inc. (the “Company”).

Prior to the merger, KBS Capital Advisors LLC (the “Advisor”) owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, the Advisor’s 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. As of June 15, 2005, the 20,000 shares of common stock owned by the Advisor were the only issued and outstanding shares of the Company.

As a result of the merger, the Company succeeded, without other transfer, to all of the rights and assets of KBS REIT. The Company also became subject to all of the debts and liabilities of KBS REIT in the same manner as if the Company itself had incurred those debts and liabilities. As of June 15, 2005, the effective date of the merger, the Company directly owned all of the interests in KBS REIT Holdings LLC, a Delaware limited liability company (“KBS REIT Holdings”). Also as of June 15, 2005, the Company became the sole general partner of and directly owned a 0.1% general partnership interest in KBS Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). The Company, through KBS REIT Holdings, also became the sole limited partner of the Operating Partnership, owning a 99.9% limited partnership interest in the Operating Partnership. As of June 15, 2005, the Operating Partnership had no operations and no assets other than the partners’ initial capital contributions of $196,997. The Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

The Company expects to invest in a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located throughout the United States. All such real estate assets may be acquired directly by the Company or the Operating Partnership, though the Company may invest in other entities that make similar investments. The Company may also make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance investments. Subject to certain restrictions and limitations, the business of the Company will be managed by the Advisor pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

In its initial public offering, the Company’s board of directors intends to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares are being offered pursuant to the Company’s dividend reinvestment plan. The Company intends to retain KBS Capital Markets Group LLC (“KBS Capital Markets Group”), an affiliate of the Advisor, to serve as the dealer manager of the Offering. KBS Capital Markets Group will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

1.	ORGANIZATION (CONTINUED)

As of June 15, 2005, neither the Company nor the Operating Partnership has purchased or contracted to purchase any properties. Also as of June 15, 2005, the Advisor has not identified any properties in which there is a reasonable probability that the Company or the Operating Partnership will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company, KBS REIT Holdings and the Operating Partnership. The balance sheets of KBS REIT Holdings and the Operating Partnership are prepared using accounting policies consistent with the Company. All significant inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. The Operating Partnership’s account balance exceeds federally insurable limits. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of June 15, 2005.

Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards No. 141 Business Combinations (“FAS 141”), the Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Real Estate Purchase Price Allocation (Continued)

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Investment in Real Estate Assets

Costs related to the acquisition, development, construction and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be as follows:

Buildings	25 - 40 years
Building improvements	10 - 25 years
Land improvements	20 - 25 years
Tenant Improvements	Lease term

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Valuation of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment suggest that the carrying value of a real estate asset may not be recoverable, the Company will assess the recoverability of the asset by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and it will include amounts expected to be received in later years in deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

The Company will recognize gains on sales of real estate pursuant to the provisions of Financial Accounting Standards Board Statement (“SFAS”) No. 66 “Accounting for Sales of Real Estate.” The specific timing of a sale will be measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the finance, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Allowance for Rents and Other Receivables

The Company will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents. The Company will exercise judgment in establishing these allowances and consider payment history and current credit status in developing these estimates.

Stock Based Compensation

The Company intends to adopt an employee and independent director incentive stock plan. The Company will account for such stock plan in accordance with SFAS No. 123R Share-Based Payment, which requires the fair value of the stock option to be recognized as compensation expense over the vesting period.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Distribution Policy

The Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles). The Company expects to authorize, declare and pay dividends on a monthly basis.

Dividends to be distributed to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Organizational, Offering and Related Costs

Organizational and offering costs of the Company are initially being paid by the Advisor or KBS Capital Markets Group on behalf of the Company. Organization and offering costs include all expenses (other than selling commissions and the dealer manager fee) to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the dealer manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by the Company and attendance fees and cost reimbursement for employees of the Company’s affiliates to attend retail seminars conducted by broker-dealers. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor or KBS Capital Markets Group, as applicable, for organizational and offering costs associated with the Offering, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organizational and offering costs exceed 15% of gross offering proceeds. In the event the Minimum Number of Shares of the Company’s common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor or KBS Capital Markets Group for any organization and offering costs. As of June 15, 2005, the Advisor has incurred on behalf of the Company organizational and offering costs of approximately $784,700. These costs are not recorded in the financial statements of the Company as of June 15, 2005 because such costs are not a liability of the Company until the Advisory Agreement is executed and the terms related to the reimbursement of such costs are determined. When recorded by the Company, organizational costs will be expensed as incurred, and offering costs will be deferred and charged to stockholder’s equity as such amounts are reimbursed to the Advisor or KBS Capital Markets Group from the gross proceeds of the Offering.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company intends to elect to be taxed as a REIT under the Code and intends to operate as such beginning with its taxable year ending December 31, 2005. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3.	STOCKHOLDER’S EQUITY

General

Under the Articles of Incorporation of the Company, the total number of shares of capital stock authorized for issuance is 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, each as defined by the Company’s Articles of Incorporation.

The shares of common stock have a par value of $.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of June 15, 2005, the Company has authorized 1,000,000,000 shares of common stock and issued 20,000 shares of common stock.

The Company is authorized to issue one or more classes or series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. As of June 15, 2005, the Company has authorized 10,000,000 shares of preferred stock and none have been issued.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

3.	STOCKHOLDER’S EQUITY (CONTINUED)

Employee and Independent Director Incentive Stock Plan

The Company intends to adopt an Employee and Independent Director Incentive Stock Plan to provide for the grant of awards to its full-time employees (in the event it ever has full-time employees), full-time employees of the Advisor, full-time employees of entities that provide services to the Company, the Company’s independent directors, managers or directors of the Advisor or of entities that provide services to the Company, certain of the Company’s consultants and certain consultants to the Advisor or to entities that provide services to the Company. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares of stock, stock appreciation rights and dividend equivalent rights. The total number of shares of common stock expected to be reserved for issuance under the Employee and Independent Director Incentive Stock Plan is equal to 5% of the Company’s outstanding shares at any time but not to exceed 10,000,000 shares.

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan (the “DRP”) through which common stockholders may elect to reinvest an amount equal to the dividends declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash dividends. The initial purchase price per share under the DRP will be $9.50. Three years after the completion of the offering stage, shares issued pursuant to the plan will be priced at the net asset value per share of the Company’s common stock, as estimated by the Advisor or a firm chosen for that purpose. The offering stage will be considered complete when the Company is no longer publicly offering equity securities and has not done so for one year. The Company intends to pay 5% selling commissions in connection with sales of shares under the DRP to the extent it paid selling commissions on the shares to which the dividends relate. Otherwise, the Company does not plan to pay selling commissions on the shares sold under the DRP. The Company does not intend to pay any dealer manager fees in connection with shares sold under the DRP. The Company will be able to amend or terminate the DRP on 10 days prior written notice to participants.

Proposed Share Redemption Program

As the Company’s stock is currently not listed on a national exchange, there is no market for the Company’s stock. As a result, there is risk that a stockholder may not be able to sell the Company’s stock at a time or price acceptable to the stockholder.

Prior to the commencement of its initial public offering, the Company expects its board of directors to approve (but delay the adoption of) a share redemption program that would enable its stockholders to sell their shares to the Company in limited circumstances. However, the Company will not adopt the program during the primary offering or any subsequent primary offering, unless the SEC grants the Company exemptive relief from restrictions on issuer repurchases during a distribution.

There would be numerous restrictions on a stockholder’s ability to sell its shares to the Company under the program. Stockholders would have to hold their shares for one year before selling their shares. In

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

3.	STOCKHOLDER’S EQUITY (CONTINUED)

Proposed Share Redemption Program (Continued)

addition, the Company would limit the number of shares redeemed pursuant to the proposed share redemption program as follows: (1) during any calendar year, the Company would not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares would come exclusively from the net proceeds the Company received from the sale of shares under the dividend reinvestment plan during the prior calendar year. Further, the Company would have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent the Company from accommodating all requests made in any year. Initially, the Company would redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from the Company. Three years after the completion of the Company’s offering stage, the redemption price per share would be equal to the net asset value per share of common stock, as estimated by the Advisor or another firm chosen for that purpose. The Company will consider its offering stage complete when it is no longer publicly offering equity securities and has not done so for one year. The proposed share redemption program would have different rules if shares were being redeemed in connection with the death of a stockholder. Even if adopted, the Company’s board of directors could amend or terminate the proposed share redemption program with 30 days advance notice.

4.	RELATED PARTY TRANSACTIONS

The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with KBS Capital Markets Group that will entitle the Advisor and KBS Capital Markets Group to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering costs incurred by the Advisor and KBS Capital Markets Group on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The terms and conditions of the Advisory Agreement and the Dealer Manager Agreement have not been finalized as of June 15, 2005.

Conflicts of Interest

All of the Company’s executive officers and some of its directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the dealer manager and other affiliated KBS entities. As a result, they owe fiduciary duties to each of these entities and their members and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to the Company and its stockholders.

Some of the material conflicts that the Advisor, the dealer manager or its affiliates will face are 1) the determination of whether an investment opportunity should be recommended to the Company or another program sponsored by its affiliated entity; 2) the allocation of the time of key executive officers, directors, and other real estate professionals between the Company and other real estate programs and activities in which they are involved; 3) the fees received by the Advisor and its affiliates in connection with

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

June 15, 2005

4.	RELATED PARTY TRANSACTIONS (CONTINUED)

Conflicts of Interest (Continued)

transactions involving the purchase, management and sale of properties regardless of the quality of the property acquired or the service provided the Company; and 4) the fees received by the Advisor, the dealer manager, and its affiliates in connection with the Company’s public offering of equity securities.

5.	ECONOMIC DEPENDENCY

The Company will be dependent on the Advisor and KBS Capital Markets Group for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

P RIOR PERFORMANCE TABLES

The tables presented in this section provide summary information related to the historical experience of the real estate funds sponsored or advised by affiliates of our advisor. Two of our executive officers, Peter M. Bren and Charles J. Schreiber, Jr., indirectly own and control and serve as the executive officers of KBS Realty Advisors. In this section, we use the term “KBS Advisors” to refer to either KBS Realty Advisors LLC or an affiliate of KBS Realty Advisors that is also, directly and indirectly, owned and controlled by Messrs. Bren and Schreiber. KBS Advisors has served as the general partner or investment adviser to 17 private real estate funds. Each of these funds have or had (6 of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the funds, KBS Advisors has focused upon acquiring a diverse portfolio of real estate investments. KBS Advisors typically diversified the portfolios of the funds by property type and geographic region as well as investment size and risk.

Of the 17 real estate funds that KBS Advisors has sponsored or advised since 1992, six of those were multi-investor, commingled funds and 11 were single-client, separate accounts. All of the multi-investor, commingled funds and seven of the single-client, separate accounts invested through limited partnerships for which KBS Advisors acts or acted as the sole general partner. Four of the single-client, separate accounts are or were advised by KBS Advisors pursuant to an investment management agreement. Whether acting as general partner or advising these funds pursuant to an investment management agreement, KBS Advisors has responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of these programs. KBS Realty Advisors is a registered investment adviser with the Securities and Exchange Commission.

By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a REIT.

The information in this section should be read together with the summary information in the prospectus under “Prior Performance Summary.” For information regarding the acquisitions by these funds in the three years ending December 31, 2004, see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge. Please see “Where You Can Find More Information.”

The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs;

•	Table IV – Results of Completed Programs; and

•	Table V – Sales or Disposals of Properties.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2004

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of KBS Advisors as a sponsor in raising and investing funds for programs that have had offerings close since December 31, 2001. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Both of these programs have investment objectives similar to those of KBS Real Estate Investment Trust. All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount offered” for each program.

	SEPARATE ACCOUNT 3/03(1)		SEPARATE ACCOUNT 10/04(2)
Dollar amount offered	$235,709,980	(1)	$13,765,430	(2)
Dollar amount raised	100.0	%(1)	100.0	%(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	—		—
Organizational expenses	—		—
Reserves	2.5%		4.3%

Percentage available for investment	97.5%		95.7%

Acquisition costs:
Prepaid items and fees related to purchase of property	—		—
Purchase price (cash down payment)(3)	179.3%		188.2%
Acquisition fees(4)	0.5%		0.7%
Other capitalized costs(5)	0.9%		1.0%

Total acquisition costs (includes mortgage financing)(6)	180.7%		189.9%

Percent leveraged(7)	46.0%		49.6%

Date offering began	(1)		(2)
Length of offering (in months)	(1)		(2)
Months to invest 90% of amount available for investment	(1)		(2)

(1)	This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to an Investment Management Agreement between KBS Advisors and an institutional investor. Under the Investment Management Agreement, when KBS Advisors identifies properties for investment, KBS Advisors notifies the institutional investor. If the institutional investor agrees to purchase the identified properties, KBS Advisors invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 3/03 made its first investment in March 2003, and KBS Advisors continues to identify potential properties for purchase by this program. The program has made a total of ten separate investments from March 2003 through December 31, 2004.

(2)

This program represents a single-client account that makes investments through a limited partnership for which KBS Advisors serves as the general partner. The single-client account has invested a total of $13,765,430 through the partnership since April

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2004

(UNAUDITED)

2004, when the partnership was formed. The partnership has made one investment since it was formed. KBS Advisors continues to identify potential properties for purchase by this partnership. If this partnership purchases additional properties in the future, the single-client account (as the limited partner) will make additional capital contributions to the partnership. However, there is no obligation for the single-client account to make additional capital contributions.

(3)	“Purchase price (cash down payment)” includes both debt- and equity-financed payments. See the “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(4)	Acquisition fees are calculated as a percentage of equity invested and are paid to the sponsor.

(5)	Other capitalized costs include legal fees, environmental studies, title and closing costs.

(6)	Total acquisition costs include the cash down payment, acquisition fees, other capitalized costs and mortgage financing.

(7)	“Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS Advisors during the three years ended December 31, 2004 in connection with 1) all offerings closed by programs affiliated with KBS Advisors during this period and 2) all programs that have made payments to KBS Advisors during this period. All of the programs represented in the table below have or had investment objectives similar to those of KBS Real Estate Investment Trust. All figures are as of December 31, 2004.

	Separate Account 3/03(1)	Separate Account 10/04(2)	All Other Programs(3)
Date offering commenced	(1)	(2)	(3)
Dollar amount raised	$235,709,980	$13,765,430	$2,975,372,796
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—
Acquisition fees:
- real estate commissions	—	—	—
- advisory fees(4)	$1,132,046	$97,125	$11,821
- other (identify and quantify)	—	—	—
Other	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	$29,603,057	$218,132	$354,753,945
Amount paid to sponsor from operations:
Property management fees	—	—	$7,532,000
Partnership and asset management fees	$1,197,475	—	$35,467,445
Reimbursements	—	—	—
Leasing commissions	—	—	$1,542,000
Construction Management Fees	—	—	$230,000
Loan servicing fees	—	—	$23,888
Dollar amount of property sales and refinancing before deducting payments to sponsors
- cash	—	—	$812,998,086
- notes	—	—	—
Amounts paid to sponsor from property sales and refinancing:
- Real estate commissions	—	—	$1,431,000
- Disposition fees	—	—	$377,000
- Incentive fees	—	—	$13,740,509	(5)

(1)	This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to an Investment Management Agreement between KBS Advisors and an institutional investor. Under the Investment Management Agreement, when KBS Advisors identifies properties for investment, KBS Advisors notifies the institutional investor. If the institutional investor agrees to purchase the identified properties, KBS Advisors invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 3/03 made its first investment in March 2003, and KBS Advisors continues to identify potential properties for purchase by this program. The program has made a total of ten separate investments from March 2003 through December 31, 2004.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

(2)	This program represents a single-client account that makes investments through a limited partnership for which KBS Advisors serves as the general partner. The single-client account has invested a total of $13,765,430 through the partnership since April 2004, when the partnership was formed. The partnership has made one investment since it was formed. KBS Advisors continues to identify potential properties for purchase by this partnership. If this partnership purchases additional properties in the future, the single-client account (as the limited partner) will make additional capital contributions to the partnership. However, there is no obligation for the single-client account to make additional capital contributions.

(3)	Consists of 12 programs all of which have made payments to KBS Advisors during the three years ended December 31, 2004. Three of the twelve programs represented in this column are single-client accounts whereby funds are invested pursuant to an Investment Management Agreement as described in Note 1 above. Four of the programs represented in this column are single-client accounts that make investments through limited partnerships for which KBS Advisors acts as the general partner. Five of the programs represented in this column are multi-investor, commingled funds that make investments through limited partnerships for which KBS Advisors acts as the general partner. Three of programs represented in this column had been liquidated as of December 31, 2004.

(4)	Advisory fees are acquisition fees that are calculated as a percentage of equity invested and are paid to the sponsor.

(5)	$1,624,482 of this amount was paid on January 18, 2002 for incentive fees earned in the fiscal year ending June 30, 2001.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of KBS Advisors’ prior programs that have had offerings close since December 31, 2001. For these programs, this table shows: the income or loss of such programs (based upon generally accepted accounting principles); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs has investment objectives similar to those of KBS Real Estate Investment Trust. All figures are as of December 31 of the year indicated, except as otherwise noted.

	Separate Account 12/98
	2000	2001	2002	2003	2004
Gross revenues	$66,724,000	$72,226,000	$36,163,000	$15,667,000	(1)
Profit (loss) on sale of properties	$14,088,000	$1,032,000	$11,831,000	($7,996,000)	(1)
Less: Operating expenses(2)	($15,245,000)	($18,307,000)	($14,669,000)	($12,204,000)	(1)
Interest expense	($10,802,000)	($8,470,000)	($3,761,000)	($1,432,000)	(1)
Depreciation(3)	—	—	—	—	(1)
Unrealized gain (loss) (3)	$8,506,000	($21,952,000)	($21,103,000)	$7,097,000	(1)

Net income (loss) - GAAP basis(3)	$63,271,000	$24,529,000	$8,461,000	$1,132,000	(1)

Taxable income:
From operations	$54,963,236	$48,622,769	$36,409,955	$9,771,858	(1)
From gain (loss) on sale	$5,004,795	$78,913	$12,783,158	$55,707	(1)
Cash generated (deficiency) from operations(4)	$36,868,000	$39,652,000	$33,585,000	$16,331,000	(1)
Cash generated (deficiency) from sales	$17,405,000	$6,749,000	$33,895,000	$15,101,000	(1)
Cash generated from refinancing	—	—	—	—	(1)

Total cash generated from operations, sales and refinancing	$54,273,000	$46,401,000	$67,480,000	$31,432,000	(1)
Less: Cash distributions to investors
- From operating cash flow	($19,995,321)	($29,914,019)	($36,910,690)	($7,480,596)	($1,371,778)
- From sales and refinancing	($17,088,700)	($6,505,480)	($32,638,000)	($23,407,890)	($56,175,000)

Cash generated (deficiency) after cash distributions	$17,188,979	$9,981,501	($2,068,690)	$543,514	(1)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Separate Account 12/98
	2000	2001	2002	2003	2004
Less: Special items (not including sales and refinancing)	—	—	—	—	(1)

Cash generated (deficiency) after cash distributions and special items	$17,188,979	$9,981,501	($2,068,690)	$543,514	(1)

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$288	$230	$173	$46	(1)
-from recapture	—	—	—	—	(1)
Capital gain (loss)	$26	—	$61	—	(1)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$140	$145	$228	$35	$7
- from return of capital	$55	$28	$101	$111	$266

Total distribution on GAAP basis	$195	$173	$329	$146	$273

Source (on cash basis)
- from sales	$90	$31	$154	$111	$266
- from refinancing	—	—	—	—	—
- from operations	$105	$142	$175	$35	$7

Total distributions on cash basis	$195	$173	$329	$146	$273

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004(5)					(1)

(1)	GAAP and tax information not finalized at time of filing; to be provided in an amendment to this filing.

(2)	Operating expenses include all general and administrative expenses.

(3)

The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

(4)	For Separate Account 12/98, “cash generated from operations” includes the following distributions from an unconsolidated subsidiary: $32,213,000 in year 2000; $33,669,000 in year 2001; $28,506,000 in year 2002; $11,336,000 in year 2003.

(5)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Commingled Account 6/99
	2000	2001	2002	2003	2004
Gross revenues	$45,417,000	$50,179,000	$49,096,000	$48,448,000	(1)
Profit (loss) on sale of properties	$1,500,000	—	$998,000	($22,000)	(1)
Less: Operating expenses(2)	($31,238,000)	($24,885,000)	($25,291,000)	($25,452,000)	(1)
Interest expense	($1,358,000)	($6,871,000)	($4,418,000)	($3,679,000)	(1)
Depreciation(3)	—	—	—	—	(1)
Unrealized gain (loss) (3)	$3,211,000	($9,611,000)	($20,226,000)	($1,562,000)	(1)

Net income (loss) - GAAP basis(3)	$17,532,000	$8,812,000	$159,000	$17,733,000	(1)

Taxable income:
From operations	$8,577,000	$12,244,000	$12,280,000	$11,087,000	(1)
From gain (loss) on sale	—	—	$1,776,000	($22,000)	(1)
Cash generated (deficiency) from operations	$16,277,000	$17,748,000	$20,443,000	$18,794,000	(1)
Cash generated (deficiency) from sales	$5,939,000	—	$7,507,000	—	(1)
Cash generated from refinancing	—	—	—	—	(1)

Total cash generated from operations, sales and refinancing	$22,216,000	$17,748,000	$27,950,000	$18,794,000	(1)
Less: Cash distributions to investors
- From operating cash flow	($16,673,000)	($18,765,000)	($7,674,000)	($10,999,000)	($5,061,000)
- From sales and refinancing	($5,814,000)	—	($6,826,000)	—	($42,124,000)

Cash generated (deficiency) after cash distributions	($271,000)	($1,017,000)	$13,450,000	$7,795,000	(1)
Less: Special items (not including sales and refinancing)	—	—	—	—	(1)

Cash generated (deficiency) after cash distributions and special items	($271,000)	($1,017,000)	$13,450,000	$7,795,000	(1)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Commingled Account 6/99
	2000	2001	2002	2003	2004
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$51	$65	$66	$59	(1)
-from recapture	—	—	—	—	(1)
Capital gain (loss)	—	—	$9	—	(1)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	($108)	($100)	($48)	($59)	($44)
- from return of capital	($26)	—	($30)	—	($208)

Total distribution on GAAP basis	($134)	($100)	($78)	($59)	($252)

Source (on cash basis)
- from sales	($100)	—	($37)	—	($120)
- from refinancing	—	—	—	—	($105)
- from operations	($35)	($100)	($41)	($59)	($27)

Total distributions on cash basis	($135)	($100)	($78)	($59)	($252)

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004(4)					(1)

(1)	GAAP and tax information not finalized at time of filing; to be provided in an amendment to this filing.

(2)	Operating expenses include all general and administrative expenses.

(3)	The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

(4)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Separate Account 3/03(1)
	3 m/e 6/30/03	v/e 6/30/04	6 m/e 12/31/04
Gross revenues	$2,372,786	$24,528,247	(2)
Profit (loss) on sale of properties	—	—	(2)
Less: Operating expenses(3)	($923,662)	($9,712,442)	(2)
Interest expense	($259,894)	($3,465,584)	(2)
Depreciation(4)	—	—	(2)
Unrealized gain (loss)(4)	—	$6,577,048	(2)

Net income (loss) - GAAP basis(4)	$1,189,230	$17,927,269	(2)

Taxable income:
From operations	$811,372	—	(2)
From gain (loss) on sale	—	—	(2)
Cash generated (deficiency) from operations	$2,247,581	$13,409,874	(2)
Cash generated (deficiency) from sales	—	—	(2)
Cash generated from refinancing	—	—	(2)

Total cash generated from operations, sales and refinancing	$2,247,581	$13,409,874	(2)
Less: Cash distributions to investors
- From operating cash flow	($1,199,000)	($9,725,000)	($7,525,000)
- From sales and refinancing	—	—	—

Cash generated (deficiency) after cash distributions	$1,048,581	$3,684,874	(2)
Less: Special items (not including sales and refinancing)	—	—	(2)

Cash generated (deficiency) after cash distributions and special items	$1,048,581	$3,684,874	(2)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Separate Account 3/03(1)
	3 m/e 6/30/03	v/e 6/30/04	6 m/e 12/31/04
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$45	(2)	(2)
-from recapture	—	(2)	(2)
Capital gain (loss)	—	(2)	(2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$22	$88	$32
- from return of capital	—	—	—

Total distribution on GAAP basis	$22	$88	$32

Source (on cash basis)
- from sales	—	—	—
- from refinancing	—	—	—
- from operations	$22	$88	$32

Total distributions on cash basis	$22	$88	$32

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004(5)			(2)

(1)	Separate Account 3/03 reports on a June 30 fiscal year. Operating results are presented based upon a fiscal year ending June 30.

(2)	GAAP and tax information not finalized at time of filing; to be provided in an amendment to this filing.

(3)	Operating expenses include all general and administrative expenses.

(4)	The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by KBS Advisors, using current appraisals or market information and KBS Advisors’ good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

(5)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Separate Account 1/98
	2000	2001	2002	2003	2004
Gross revenues	$88,639,000	$93,190,000	$92,273,000	$89,739,000	(1)
Profit (loss) on sale of properties	$1,630,000	$4,625,000	($2,422,000)	($631,000)	(1)
Less: Operating expenses(2)	($46,574,000)	($50,041,000)	($49,383,000)	($48,017,000)	(1)
Interest expense	($8,625,000)	($5,763,000)	($3,136,000)	($3,222,000)	(1)
Depreciation(3)	—	—	—	—	(1)
Unrealized gain (loss)(3)	($23,293,000)	($22,452,000)	($15,720,000)	$18,781,000	(1)

Net income (loss) - GAAP basis(3)	$11,777,000	$19,559,000	$21,612,000	$56,650,000	(1)

Taxable income:
From operations	$22,122,000	$22,545,000	$24,759,000	$20,587,000	(1)
From gain (loss) on sale	$2,122,000	$14,615,000	$3,939,000	($16,530,000)	(1)
Cash generated (deficiency) from operations	$40,094,000	$38,182,000	$38,932,000	$36,251,000	(1)
Cash generated (deficiency) from sales	$44,668,000	$48,085,000	$24,787,000	$11,991,000	(1)
Cash generated from refinancing	—	—	—	—	(1)

Total cash generated from operations, sales and refinancing	$84,762,000	$86,267,000	$63,719,000	$48,242,000	(1)
Less: Cash distributions to investors
- From operating cash flow	($32,401,000)	($38,026,000)	($38,830,000)	($35,774,000)	($35,424,000)
- From sales and refinancing	($46,136,000)	($47,625,000)	($25,867,000)	($11,882,000)	($155,241,000)

Cash generated (deficiency) after cash distributions	$6,225,000	$616,000	($978,000)	$586,000	(1)
Less: Special items (not including sales and refinancing)	—	—	—	—	(1)

Cash generated (deficiency) after cash distributions and special items	$6,225,000	$616,000	($978,000)	$586,000	(1)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

	Separate Account 1/98
	2000	2001	2002	2003	2004
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$28	$28	$31	$26	(1)
- from recapture	—	—	—	—	(1)
Capital gain (loss)	$3	$18	$5	($21)	(1)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	($42)	($54)	($45)	($44)	($57)
- from return of capital	($57)	($54)	($36)	($16)	($183)

Total distribution on GAAP basis	($99)	($108)	($81)	($60)	($240)

Source (on cash basis)
- from sales	($58)	($60)	($32)	($15)	($195)
- from refinancing	—	—	—	—	—
- from operations	($41)	($48)	($49)	($45)	($45)

Total distributions on cash basis	($99)	($108)	($81)	($60)	($240)

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004(4)					(1)

(1)	GAAP and tax information not finalized at time of filing; to be provided in an amendment to this filing.

(2)	Operating expenses include all general and administrative expenses.

(3)	The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

(4)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Separate Account 10/04
2004
Gross revenues	(1)
Profit (loss) on sale of properties	(1)
Less: Operating expenses(2)	(1)
Interest expense	(1)
Depreciation(3)	(1)
Unrealized gain (loss)(3)	(1)

Net income (loss) - GAAP basis(3)	(1)

Taxable income:
From operations	(1)
From gain (loss) on sale	(1)
Cash generated (deficiency) from operations	(1)
Cash generated (deficiency) from sales	(1)
Cash generated from refinancing	(1)

Total cash generated from operations, sales and refinancing	(1)
Less: Cash distributions to investors
- From operating cash flow	—
- From sales and refinancing	—

Cash generated (deficiency) after cash distributions	(1)
Less: Special items (not including sales and refinancing)	(1)

Cash generated (deficiency) after cash distributions and special items	(1)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Separate Account 10/04
2004
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	(1)
-from recapture	(1)
Capital gain (loss)	(1)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—
- from return of capital	—

Total distribution on GAAP basis	—

Source (on cash basis)
- from sales	—
- from refinancing	—
- from operations	—

Total distributions on cash basis	—

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004(4)	(1)

(1)	GAAP and tax information not finalized at time of filing; to be provided in an amendment to this filing.

(2)	Operating expenses include all general and administrative expenses.

(3)	The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

(4)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table IV summarizes the results of prior programs sponsored by KBS Advisors that during the five years ended December 31, 2004 have completed their operations and sold all of their properties. Each of the programs represented in the table below had investment objectives that were similar to those of KBS Real Estate Investment Trust.

	Commingled Account 12/95 (1)		Separate Account 6/93(2)		Separate Account 6/96(3)
Dollar amount raised	$212,500,000	(1)	$228,341,652	(2)	$170,081,000	(3)
Number of properties purchased/developed	9		72		6
Date of closing of offering		(1)		(2)		(3)
Date of first sale of property	7/97		3/94		10/97
Date of final sale of property	6/02		6/04		12/03
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$277		$287	(4)	$240
- from recapture	—		—		—
Capital gain	$336		$117	(4)	$328
Deferred gain:
Capital	—		—		—
Ordinary	—		—		—
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$613		$391		$562
- from return of capital	$1,000		$1,000		$1,000

Total distribution on GAAP basis	$1,613		$1,391		$1,562

Source (on cash basis)
- from sales	$1,459		$1,156		$1,248
- from refinancing	—		—		—
- from operations	$154		$235		$314

(1)	This program was a multi-investor, commingled fund that made investments through a limited partnership for which KBS Advisors served as the general partner. The investors in this partnership contributed a total of $212,500,000 in nine capital raises between December 1995 and October 1997.

(2)	This program was a single-client account whereby dollars were raised only as assets were identified pursuant to an Investment Management Agreement between KBS Advisors and an institutional investor. Under the Investment Management Agreement, when KBS Advisors identified properties for investment, KBS Advisors notified the institutional investor. If the institutional investor agreed to purchase identified properties, KBS Advisors then invested the funds on behalf of the investor, managed the assets in the investor’s portfolio and ultimately sold the assets on behalf of the investor. Separate Account 6/93 invested a total of $228,341,652 pursuant to the Investment Management Agreement between June 1993 and December 1996 in nine separate capital raises.

(3)

This program was a single-client account that made investments through a limited partnership for which KBS Advisors served as the general partner. The single-client account contributed a total of $170,081,000 to the partnership between May 1996 and January 2003. Because this partnership distributed its operating cash flow and did not retain capital for capital expenditures, the single-client account (as

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

the limited partner) made frequent capital contributions to the partnership to fund capital expenditures for the properties. Capital expenditures included tenant improvements, leasing commissions and building improvements.

(4)	Represents tax return information through 6/30/03, the last fiscal year for which tax returns have been filed. The 6/30/04 tax returns are currently in progress.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties from KBS Advisors’ prior programs during the three years ended December 31, 2004. The Table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table have or had investment objectives similar to those of KBS Real Estate Investment Trust.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(2)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(1)
Separate Account 12/98
American Place	3/99	12/03	$25,168,292	—	—	—	$25,168,292	—	$34,766,176	$34,766,176	$16,432,426
Landerhaven	1/99	1/03	$22,302,616	—	—	—	$22,302,616	—	$20,700,904	$20,700,904	($1,314,866)
80 Tech	2/99	6/02	$13,596,827	—	—	—	$13,596,827	—	$17,424,771	$17,424,771	$5,299,712
90 Tech	2/99	5/02	$30,604,656	—	—	—	$30,604,656	—	$14,911,308	$14,911,308	$2,703,557
Broadway	11/99	3/02	$51,100,287	—	—	—	$51,100,287	$23,000,000	$28,134,421	$51,134,421	$12,401,731
Commingled Account 5/95
Plaza I -III	7/95	3/03, 7/03 & 3/04	$56,487,379	—	—	—	$56,487,379	—	$46,336,775	$46,336,775	$22,412,624
Commingled Account 12/95
Blackhawk	12/95	6/02	$21,366,686	—	—	—	$21,366,686	—	$30,649,033	$30,649,033	$9,228,230
Commingled Account 12/96
Red Oak	8/97	1/02	$2,926,615	—	—	—	$2,926,615	—	$4,283,708	$4,283,708	$720,594
Longmont	5/97	7/03 & 11/03	$3,359,170	—	—	—	$3,359,170	—	$3,359,170	$3,359,170	—
Boulder County	5/97	10/04	$36,458,319	—	—	—	$36,458,319	—	$38,277,204	$38,277,204	$6,367,367
Commingled Account 6/98
SW Freeway	7/98	8/02	$2,344,600	—	—	—	$2,344,600	—	$4,937,374	$4,937,374	$675,244
7th Gate	7/98	2/04	$3,621,079	—	—	—	$3,621,079	—	$3,701,633	$3,701,633	$1,782,067
Meridian	7/98	4/04	$2,839,460	—	—	—	$2,839,460	—	$4,443,215	$4,443,215	$1,015,747
N 7th Street	7/98	7/04	$3,297,931	—	—	—	$3,297,931	—	$4,887,422	$4,887,422	$1,738,055
Aztec	7/98	9/04	$3,390,786	—	—	—	$3,390,786	—	$5,591,578	$5,591,578	$2,119,717
South Tucson	10/98	10/04	$8,729,087	—	—	—	$8,729,087	—	$8,986,280	$8,986,280	$1,342,886
N Central	7/98	12/04	$30,166,571	—	—	—	$30,166,571	—	$22,788,259	$22,788,259	$7,189,930
Commingled Account 6/99
Fox Valley	6/99	12/02	$11,272,021	—	—	—	$11,272,021	—	$10,296,495	$10,296,495	$2,611,880
Galleria	10/99	2/04	$11,039,602	—	—	—	$11,039,602	—	$11,126,308	$11,126,308	$5,120,529
Weslayan	10/99	8/04	$6,674,417	—	—	—	$6,674,417	—	$6,691,337	$6,691,337	$3,122,509
Atrium	12/99	11/04	$10,647,637	—	—	—	$10,647,637	—	$10,706,206	$10,706,206	$5,056,225

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(2)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(3)	Total		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(1)
Nagog	9/99	11/04	$9,889,060	—	—	—	$9,889,060	—	$7,262,719	$7,262,719		$4,385,724
Separate Account 6/96
Guarantee	8/97	10/02	$10,908,194	—	—	—	$10,908,194	—	$12,840,200	$12,840,200		$4,329,893
Louisiana	8/97	12/02	$15,527,038	—	—	—	$15,527,038	—	$16,295,149	$16,295,149		$6,572,031
Hyatt	2/99	3/03	$32,826,060	—	—	—	$32,826,060	—	$33,296,561	$33,296,561		$20,788,611
Separate Account 1/98
Plum Grove	6/99	3/02	$3,347,802	—	—	—	$3,347,802	—	$3,691,864	$3,691,864		$1,217,618
Nations	8/98	3/02	$1,097,255	—	—	—	$1,097,255	—	$2,080,659	$2,080,659		($321,765)
Beach Commerce	3/98	5/02	$8,483,206	—	—	—	$8,483,206	—	$8,255,712	$8,255,712		$2,767,640
Woodlands	8/98	6/02	$3,026,236	—	—	—	$3,026,236	—	$3,446,359	$3,446,359		$481,189
Oak Creek	11/99	6/02	$2,255,099	—	—	—	$2,255,099	—	$1,869,299	$1,869,299		$548,946
Carlsbad	4/98	7/02	$8,786,769	—	—	—	$8,786,769	$3,518,294	$4,224,167	$7,742,461		$2,078,404
Brooks	3/98	7/02	$1,754,553	—	—	—	$1,754,553	—	$1,503,623	$1,503,623		$530,261
Forum	8/98	12/02 & 3/03	$2,362,083	—	—	—	$2,362,083	—	$5,365,074	$5,365,074		($741,606)
Palmer	11/99	4/03	$1,808,109	—	—	—	$1,808,109	—	$1,865,639	$1,865,639		$506,336
Causeway	4/98	10/03	$10,002,466	—	—	—	$10,002,466	—	$10,141,912	$10,141,912		$5,236,734
Gemini	8/98	10/03	$67,124	—	—	—	$67,124	—	$67,124	$67,124		—
5th Avenue	5/00	2/04	$108,789,412	—	—	—	$108,789,412	—	$88,797,793	$88,797,793		$25,987,855
Augusta Drive	8/98	3/04	$2,130,105	—	—	—	$2,130,105	—	$3,154,844	$3,154,844		$281,881
Highland	9/98	5/04	$18,591,467	—	—	—	$18,591,467	—	$20,065,378	$20,065,378		$8,239,442
Ball Road	12/99	8/04	$9,764,544	—	—	—	$9,764,544	—	$9,433,576	$9,433,576		$3,620,264
Northlake	7/98	8/04	$11,583,123	—	—	—	$11,583,123	—	$17,314,781	$17,314,781		$1,521,041
Butterfield	8/98	10/04	$5,322,240	—	—	—	$5,322,240	$922,758	$4,430,174	$5,352,932		$2,178,758
Midwest	8/98	10/04	$4,533,617	—	—	—	$4,533,617	—	$5,075,360	$5,075,360		$2,026,807
West Loop	11/98	10/04	$4,382,822	—	—	—	$4,382,822	—	$5,042,637	$5,042,637		$409,714
Separate Account 10/94
Florham	12/95	9/02	$18,068,770	—	—	—	$18,068,770	—	$14,360,057	$14,360,057		$10,021,595
SEEQ	10/94	7/02	$17,902,287	—	—	—	$17,902,287	—	$6,584,114	$6,584,114		$8,195,801
Separate Account 5/96
Greenbriar	5/96	3/03	$4,289,028	—	—	—	$4,289,028	—	$4,126,848	$4,126,848	(4)	$3,446,468
Tech II	5/96	10/02	$6,277,022	—	—	—	$6,277,022	—	$6,525,388	$6,525,388	(4)	$4,342,280
Norfolk	5/96	10/02	$5,970,598	—	—	—	$5,970,598	—	$6,206,300	$6,206,300	(4)	$4,442,926
Ashley	5/96	9/02	$4,736,017	—	—	—	$4,736,017	—	$5,370,979	$5,370,979	(4)	$3,188,765
Separate Account 10/97
Arapahoe	1/98	8/03	$7,432,751	—	—	—	$7,432,751	—	$10,622,358	$10,622,358		$2,426,230

(1)	Does not include any program administration costs not related to the operation of the property.

(2)	See also the table immediately below that sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss).

(3)	Acquisition costs include acquisition fees paid to sponsor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset.

Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(4)	Represents market value at time of takeover in May 1996 plus capital expenditures through date of sale.

TABLE V

SALES OR DISPOSALS OF PROPERTIES – ALLOCATION OF TAXABLE GAIN

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss) for properties sold by prior programs of KBS Advisors during the three years ended December 31, 2004.

Property	Taxable Gain (Loss)		Capital Gain (Loss)		Ordinary Gain (Loss)
Separate Account 12/98
American Place	($4,531,787)		($4,531,787)		—
Landerhaven	$1,535,164		$1,535,164		—
80 Tech	($2,227,612)		($2,227,612)		—
90 Tech	$15,943,841		$12,152,718		$3,791,123
Broadway	$2,371,560		$2,371,560		—
Commingled Account 5/95
Plaza I -III	$4,995,873		$4,995,873		—
Commingled Account 12/95
Blackhawk	($7,617,947)		($7,617,947)		—
Commingled Account 12/96
Red Oak	($836,222)		—		($836,222)
Longmont	$1,501,426		$1,501,426		—
Boulder County		(1)		(1)		(1)
Commingled Account 6/98
SW Freeway	($2,166,560)		—		($2,166,560)
7th Gate		(1)		(1)		(1)
Meridian		(1)		(1)		(1)
N 7th Street		(1)		(1)		(1)
Aztec		(1)		(1)		(1)
South Tucson		(1)		(1)		(1)
N Central		(1)		(1)		(1)
Commingled Account 6/99
Fox Valley	$1,776,391		$1,776,391		—
Galleria		(1)		(1)		(1)
Weslayan		(1)		(1)		(1)
Atrium		(1)		(1)		(1)
Nagog		(1)		(1)		(1)
Separate Account 6/96
Guarantee	($779,682)		($779,682)		—
Louisiana	$1,376,314		$1,376,314		—

TABLE V

SALES OR DISPOSALS OF PROPERTIES – ALLOCATION OF TAXABLE GAIN

(UNAUDITED)

Property	Taxable Gain (Loss)		Capital Gain (Loss)		Ordinary Gain (Loss)
Hyatt	$3,361,566		$3,361,566		—
Separate Account 1/98
Plum Grove	($143,882)		($143,882)		—
Nations	($776,900)		($776,900)		—
Beach Commerce	$2,586,475		$2,586,475		—
Woodlands	($184,276)		($184,276)		—
Oak Creek	$495,974		$495,974		—
Carlsbad	$3,332,989		$3,332,989		—
Brooks	$832,812		$832,812		—
Forum	($2,541,154)		($2,541,154)		—
Palmer	$46,807		$46,807		—
Causeway	$1,138,239		$1,138,239		—
Gemini	—		—		—
5th Avenue		(1)		(1)		(1)
Augusta Drive		(1)		(1)		(1)
Highland		(1)		(1)		(1)
Ball Road		(1)		(1)		(1)
Northlake		(1)		(1)		(1)
Butterfield		(1)		(1)		(1)
Midwest		(1)		(1)		(1)
West Loop		(1)		(1)		(1)
Separate Account 10/94
Florham	$7,792,255		$7,792,255		—
SEEQ	$12,302,856		$12,302,856		—
Separate Account 5/96
Greenbriar		(2)		(2)	—
Tech II		(2)		(2)	—
Norfolk		(2)		(2)	—
Ashley		(2)		(2)	—
Separate Account 10/97
Arapahoe	($1,871,718)		—		($1,871,718)

(1)	2004 Income Tax Return not yet filed.

(2)	Shown on tax return on composite basis only. Total gain (loss): ($4,234,476); Capital gain (loss): ($4,234,476).

A PPENDIX A

KBS REAL ESTATE INVESTMENT TRUST, INC.

SUBSCRIPTION AGREEMENT

SHARES OF COMMON STOCK

1.	INVESTMENT

Until such time as we have raised the minimum offering amount, you should make your check payable to “                    , as escrow agent for KBS Real Estate Investment Trust, Inc.” Once we have sold 250,000 shares, you should make your check payable to “KBS Real Estate Investment Trust, Inc.,” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Pennsylvania Investors.” We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Investment Amount:                    .

State in which offer and sale made if other than state of residence listed below:                    .

Investment Type:	☐ Initial Investment (The minimum initial investment is $5,000.)
☐ Additional Investment (The minimum additional investment is $100) Existing account number .

Note: The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. If you wish your subscription to be combined with another person who together with you constitutes a “single purchaser” as described in the Prospectus under “Plan of Distribution,” you must attach a statement to this Subscription Agreement setting forth the basis for the discount and the orders to be combined.

☐ DEFERRED COMMISSION OPTION. Please check this box if you have agreed with your Financial Advisor to elect the Deferred Commission Option described in the Prospectus under “Plan of Description – Deferred Commission Option.” If this box is checked and your Financial Advisor has completed and executed the corresponding provision in Section 6 of this Subscription Agreement, commissions will be deferred and later paid from the distributions otherwise payable to you as set forth in the Prospectus.

2.	OWNERSHIP INFORMATION

☐ Individual	☐ IRA/ Type

☐ Joint Tenants with Right of Survivorship (Note that both parties must sign.)	☐ Trust/ Trust Type (Include title and signature pages.)

☐ Community Property (Note that both parties must sign.)	☐ Uniform Gift to Minors Act State of

☐ Tenants in Common (Note that both parties must sign.)	☐ Uniform Transfer to Minors Act State of

☐ Transfer on Death (Can be chosen in conjunction with other ownership types but not allowed in all states.)	☐ Other Qualified Plan / Specify: ☐ MPPP ☐ Profit Sharing Plan ☐ Keogh

☐ Corporation or Partnership (Include corporate resolution or partnership agreement indicating authorized signatory.)	☐ Other: _________________________

Please print the name(s) in which Shares are to be registered. Include the trust name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

Owner	__________________________	__________________________	__________________________
	Last Name or Entity Name	First Name	Middle Name

	__________________________	__________________________	__________________________
	Social Security Number or Taxpayer Identification Number	Driver’s License Number and State	Date of Birth MM/DD/YYYY

Joint Owner	__________________________	__________________________	__________________________
	Last Name	First Name	Middle Name

	__________________________	__________________________	__________________________
	Social Security Number or Taxpayer Identification Number	Driver’s License Number and State	Date of Birth MM/DD/YYYY

Custodian / Trustee	__________________________	__________________________	__________________________
	Last Name	First Name	Middle Name

	__________________________	__________________________	__________________________
	Social Security Number or Taxpayer Identification Number	Driver’s License Number and State	Date of Birth MM/DD/YYYY

__________________________
Custodian Account Number

Transfer on Death Beneficiary	__________________________	__________________________	__________________________
	Last Name	First Name	Middle Name

	__________________________	__________________________	__________________________
	Social Security Number or Taxpayer Identification Number	Driver’s License Number and State	Date of Birth MM/DD/YYYY

3.	CONTACT INFORMATION

Note that you must include a permanent street address even if your mailing address is a P.O. Box.

A. Owner	________________________________________________________________________________
Street Address

______________________________________ _____________ _____________
City State Zip Code

________________________________________________________________________________
* Mailing Address (If different from above)

____________________ ___________________ ___________________________________
Daytime Telephone No. Evening Telephone No. E-mail Address

☐ I am a Resident Alien ☐ I am a Non-Resident Alien†
Country of Origin __________ Country of Origin __________

B. Joint Owner	________________________________________________________________________________
Street Address

______________________________________ _____________ _____________
City State Zip Code

________________________________________________________________________________
* Mailing Address (If different from above)

____________________ ___________________ ___________________________________
Daytime Telephone No. Evening Telephone No. E-mail Address

☐ I am a Resident Alien ☐ I am a Non-Resident Alien†
Country of Origin __________ Country of Origin __________

C. Custodian / Trustee	________________________________________________________________________________
Street Address

______________________________________ _____________ _____________
City State Zip Code

________________________________________________________________________________
* Mailing Address (If different from above)

________________ ___________________________________
Telephone No. E-mail Address

☐ I am a Resident Alien ☐ I am a Non-Resident Alien†
Country of Origin __________ Country of Origin __________

†	Non-resident aliens must also supply IRS Form W-8BEN.

*	Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed.

Electronic Delivery of Stockholder Communications:

Instead of receiving paper copies of our prospectus supplements, annual reports, proxy statements and other stockholder communications and reports, KBS Real Estate Investment Trust encourages you to reduce our printing and mailing costs and conserve natural resources by electing to receive electronic delivery of our stockholder communications. For more information, see the “Electronic Delivery Election” attached hereto.

4.	DISTRIBUTIONS

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected below and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3.A above.

Note that IRA accounts may not direct distributions without the Custodian’s approval.

I hereby elect the distribution option indicated:

A. ☐  REINVEST/ DIVIDEND REINVESTMENT PLAN (See Prospectus for details.)

        % of distribution to be reinvested in shares of common stock.

If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Real Estate Investment Trust in writing of that fact.

B. ☐  CASH/DIRECT DEPOSIT (*Please attach a voided pre-printed check below.)

        % of distribution to be deposited into checking or savings account.

(Available to non-custodian investors only.)

I authorize KBS Real Estate Investment Trust or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify KBS Real Estate Investment Trust in writing to cancel it. In the event that KBS Real Estate Investment Trust or its agent deposits funds erroneously into my account, such person is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

__________________________________	__________________________________
Name of Financial Institution	Mailing Address

__________________________________	____________ _________________
City	State Zip Code

*PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*

*The above services cannot be established without a pre-printed voided check.*

For electronic fund transfers, signatures of bank account owners are required exactly as they appear on bank records. If registration at the bank differs from that in this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number

☐ Checking Account ☐ Savings Account

C.	☐ CASH/CHECK

        % of distribution to be mailed to the address set forth in (check only one):

☐  Section 3.A; or

☐  Section 3.B; or

☐  Section 3.C.

5.	AUTOMATIC INVESTMENT PROGRAM.

☐  Please check this box if you wish to purchase shares in this offering at regular intervals through a transfer of funds from your bank account directly to your KBS Real Estate Investment Trust investment account. Please note that if you select this option and elect to participate in the Dividend Reinvestment Plan, dividends earned from shares purchased pursuant to the Automatic Investment Program will be reinvested pursuant to the Dividend Reinvestment Plan. The minimum periodic investment under this program is $100 per month.

Timing of Withdrawal: (check one)

☐  2nd day of each month or

☐  16th day of each month

Start Date (month/day/year):

☐  Check here if banking information is the same as in section 4.B.

__________________________________	__________________________________
Name of Financial Institution	Mailing Address

__________________________________	____________ _________________
City	State Zip Code

*PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*

*The above services cannot be established without a pre-printed voided check.*

For electronic fund transfers, signatures of bank account owners are required exactly as they appear on bank records. If registration at the bank differs from that in this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number

☐ Checking Account ☐ Savings Account

6.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION

The Financial Advisor must sign below to complete this order. All fields are mandatory.

______________________________________________	______________________________________________
Broker-Dealer Name	Financial Advisor Name

_________________________________________________________________________________________________
Advisor Mailing Address

______________________________________________	____________________ ________________________
City	State Zip Code

________________________________ ________________________________ _____________________________
Advisor Number Branch Number Telephone Number

______________________________________________	______________________________________________
E-mail Address	Fax Number

☐  REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) nor (ii) is applicable, an unaffiliated Broker-Dealer.

The Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

(i)	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

(ii)	has discussed the investor’s prospective purchase of Shares with such investor;

(iii)	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares, the restrictions on transfer of the Shares and the risk that the investor could lose his or her entire investment in the Shares;

(iv)	has delivered to the investor a current Prospectus and all Supplements, if any, required to be delivered in connection with this subscription;

(v)	has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and

(vi)	has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the current Prospectus and related Supplements, if any, and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The Financial Advisor agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years.

The Financial Advisor further represents that he or she is duly licensed and may lawfully offer and sell the Shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3 hereof.

_________________________________	____________	_________________________________	____________
Financial Advisor Signature	Date	Branch Manager Signature (If required by Broker-Dealer)	Date

☐       DEFERRED COMMISSION OPTION. Please check this box and sign below if you have agreed with the subscriber to elect the Deferred Commission Option described in the Prospectus under “Plan of Distribution – Deferred Commission Option.”

_________________________________	____________
Financial Advisor Signature	Date

7.	SUBSCRIBER SIGNATURES

KBS Real Estate Investment Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes your name, date of birth, permanent residence and taxpayer identification number/ social security number. We may also ask to see other identifying documents.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identify or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce KBS Real Estate Investment Trust to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER
(i)	I have received the Prospectus of KBS Real Estate Investment Trust, Inc. and the privacy notice.	______ Initials	______ Initials

(ii)	I have (a) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $150,000 or (b) a minimum net worth (as previously described) of at least $45,000 and a minimum annual gross income of at least $45,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional Shares unless I meet these net worth and gross income requirements at the time of purchase.	______ Initials	______ Initials

(iii)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	______ Initials	______ Initials

(iv)	I am purchasing the Shares for my own account.	______ Initials	______ Initials

I declare that the information supplied above is true and correct and may be relied upon by KBS Real Estate Investment Trust in connection with my investment in Shares. Under penalty of perjury, by signing below, I hereby certify that (i) I have provided herein my correct taxpayer identification number/ social security number, (ii) I am not subject to back-up withholding and either I have not been notified by the Internal Revenue Service that I am subject to back-up withholding as a result of a failure to report all interest or dividends or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (iii) I am a U.S. Citizen unless I have indicated otherwise in Section 3 above. If you are subject to back-up withholding, cross out clause (ii) of the preceding sentence and check this box:  ☐

I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the Shares.

Signature of Owner	Date

Signature of Joint Owner, if applicable	Date

Authorized Signature (Custodian, Trustee, etc.)	Date

(Please note that this must be signed and initialed by a custodian or trustee if this is an IRA or Qualified Plan. This subscription will not be processed if any signatures or initials are missing.)

You are entitled to a refund of your subscription amount upon written request to KBS Real Estate Investment Trust if such request is received within five business days of the earlier of (i) your completion of the Subscription Agreement or (ii) your receipt of the Prospectus.

Return the completed subscription agreement to:

KBS REAL ESTATE INVESTMENT TRUST, INC.

Attn: Investor Relations

4343 Von Karman Avenue

Newport Beach, California 92660

Telephone: (949) 417-6500

Fax: (949) 250-6055

Instead of receiving paper copies of our prospectus supplements, annual reports, proxy statements and other stockholder communications and reports, KBS Real Estate Investment Trust encourages you to reduce our printing and mailing costs and conserve natural resources by electing to receive electronic delivery of stockholder communications. If you would like to consent to electronic delivery, please sign and return this election with your Subscription Agreement. You must provide a valid e-mail address if you select this option.

Electronic Delivery Election

In lieu of receiving paper copies of the documents listed below (the “Stockholder Documents”), I authorize KBS Real Estate Investment Trust (“KBS”) to either (i) e-mail me the Stockholder Documents directly or (ii) make the Stockholder Documents available on its website at [to come] and notify me via e-mail when such documents are available. The Stockholder Documents include:

•	prospectus supplements;

•	annual reports of transactions with affiliates;

•	acquisition and other information updates;

•	proxy statements and annual reports; and

•	all other stockholder communications and documents that may be delivered to stockholders electronically, including any documents required to be delivered to stockholders under federal securities laws.

By signing below, I acknowledge and agree that I will not receive paper copies of any Stockholder Documents unless (i) I notify KBS that I am revoking this election with respect to all Stockholder Documents or (ii) I specifically request that KBS send a paper copy of a particular Stockholder Document to me. KBS has advised me that I have the right to revoke this election at any time and receive all Stockholder Documents as paper copies through the mail. I also understand that I have the right to request a paper copy of any Stockholder Document.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing Stockholder Documents. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to Stockholder Documents.

_____________________________	____________________	_________________________
Signature	Date	E-mail Address

APPENDIX B

DIVIDEND REINVESTMENT PLAN

KBS Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay selling commissions on shares of Common Stock purchased in the DRP if the Company paid selling commissions on the underlying shares to which the Distributions relate.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Until completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share. Three years after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the net asset value per share of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities and has not done so for one year. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or redemption of interests in KBS Limited Partnership, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the

B-1

Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the DRP. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock.

KBS REAL ESTATE

INVESTMENT TRUST, INC.

Maximum Offering of

280,000,000 Shares

of Common Stock

Minimum Offering of

250,000 Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS

GROUP LLC

                    , 2005

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount
SEC registration fee		$324,852
NASD filing fee		75,500
Legal fees and expenses			*
Travel, food and lodging for wholesalers			*
Expense reimbursements for retail conferences			*
Expense reimbursement for sponsor educational conferences			*
Blue sky fees and expenses			*
Accounting fees and expenses			*
Sales and advertising expenses			*
Educational conferences and seminars			*
Printing			*
Postage and delivery of materials			*
Transfer agent and escrow fees			*
Due diligence expenses (retailing)			*
Legal fees – underwriter portion			*
Miscellaneous expenses			*

Total	$

*	To be filed by amendment.

Item 32.	Sales to Special Parties

The Company’s directors and officers and (to the extent permitted by the rules of the National Association of Securities Dealers, Inc.) the employees of KBS Capital Advisors LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.40 per share, reflecting the fact that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33.	Recent Sales of Unregistered Securities

On June 15, 2005, the Company and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger with the State of Maryland. Pursuant to the

Articles of Merger, KBS REIT was merged into the Company with the Company surviving the merger and the Company’s name was changed to KBS Real Estate Investment Trust, Inc. Prior to the merger, KBS Capital Advisors owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, KBS Capital Advisors’ 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1	Form of Dealer Manager Agreement with Selected Dealer Agreement*

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

4.1	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

4.2

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

4.3	Dividend Reinvestment Plan (included as Appendix B to prospectus)

4.4	Form of Share Redemption Program*

4.5	Form of Escrow Agreement*

4.6	Form of Escrow Agreement for Pennsylvania Investors*

5	Opinion of DLA Piper Rudnick Gray Cary US LLP re legality*

8	Opinion of DLA Piper Rudnick Gray Cary US LLP re tax matters*

10.1	Form of Advisory Agreement*

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5)*

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on signature page)

*	To be filed by amendment.

(b) Financial Statement Schedules

Schedule II – Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing (to the extent material to a decision to invest in the Registrant’s securities) each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table VI presents information concerning the acquisition of properties by prior programs sponsored by KBS Realty Advisors LLC or one of its affiliates during the three years ended December 31, 2004. The information for each property includes the gross leasable space or number of units and total square feet of units of the property, date of purchase, location, cash down payment, contract purchase price plus acquisition fee as well as the total cost of the property. This information is intended to assist in the evaluation of the terms involved in the acquisitions made by these programs. Both of the programs represented in the table below have investment objectives similar to those of KBS Real Estate Investment Trust, Inc.

Property and Location	Type of Property	Gross Leasable Area or Number of Units and Total Square Feet of Units		Date of Purchase	Original Mortgage Financing	Cash Down Payment (Equity)	Contract Purchase Price Plus Acquisition Fee(1)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized(2)	Total Cost of Property
Separate Account 3/03

Mt. Diablo Walnut Creek, CA	Office	315,509 sq. ft.		3/21/03	$28,012,500	$36,320,000	$62,421,188	—	$164,475	$62,585,663

Crown Ridge Fairfax, VA	Office	191,237 sq. ft.		6/24/03	$18,078,484	$18,128,800	$35,988,238	—	$378,500	$36,366,738

Mountain Bay Mountain View, CA	Office	165,390 sq. ft.		9/10/03	$22,905,000	$22,223,920	$44,507,475	—	$143,925	$44,651,400

Eldridge Houston, TX	Office	518,748 sq. ft.		12/9/03	$33,425,000	$34,228,100	$66,665,375	—	$225,930	$66,891,305

Dove Street Newport Beach, CA	Office	74,405 sq. ft.		8/17/04	$9,250,000	$9,653,650	$18,546,250	—	$84,218	$18,630,468

Parkridge Littleton, CO	Office	192,359 sq. ft.		9/1/04	$15,470,000	$15,340,400	$30,223,400	—	$132,108	$30,355,508

Monticello Dallas, TX	Office	174,315 sq. ft.		10/13/04	$10,000,000	$9,529,020	$19,980,418	—	$158,911	$20,139,329

Wall Street New York, NY(3)	Apartment/Retail	435 units (357,779 sq. ft.	)	11/19/04	—	$32,277,991	$30,172,297	—	$274,183	$30,446,480

Gainey Scottsdale, AZ	Office	146,770 sq. ft.		12/21/04	$19,879,036	$18,245,099	$37,839,355	—	$140,835	$37,980,190

Piedmont Atlanta, GA	Office	503,725 sq. ft.		12/27/04	$39,000,000	$39,763,000	$77,391,000	—	$406,707	$77,797,707

Separate Account 10/04

MacArthur Newport Beach, CA	Office	118,827 sq. ft.		10/6/04	$12,950,000	$13,765,430	$25,997,125	—	$132,065	$26,129,190

(1)	Acquisition fees are calculated as a percentage of equity invested and are paid to the sponsor.

(2)	“Other cash expenditures capitalized” includes legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset.

(3)	Acquisition of 56% joint venture interest.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of California, on June 23, 2005.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ CHARLES J. SCHREIBER, JR.
Charles J. Schreiber, Jr.
Chief Executive Officer

We, the undersigned officers and directors of KBS Real Estate Investment Trust, Inc., hereby severally constitute Charles J. Schreiber, Jr. and Peter M. Bren, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable KBS Real Estate Investment Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ CHARLES J. SCHREIBER, JR. Charles J. Schreiber, Jr.	Chief Executive Officer and Director	June 23, 2005

/s/ STACIE K. YAMANE Stacie K. Yamane	Chief Financial Officer and Controller	June 23, 2005

/s/ PETER MCMILLAN III Peter McMillan III	Executive Vice President, Treasurer, Secretary and Director	June 23, 2005

/s/ HANK ADLER Hank Adler	Director	June 23, 2005

/s/ BARBARA R. CAMBON Barbara R. Cambon	Director	June 23, 2005

/s/ STUART A. GABRIEL, PH.D. Stuart A. Gabriel, Ph.D.	Director	June 23, 2005